                                                                     EXHIBIT 2.1


                         REGENCY PARK SHOPPING CENTER
                          REAL ESTATE SALE AGREEMENT
                          --------------------------


     THIS REAL ESTATE SALE AGREEMENT (this "Agreement") is made as of the 8th day of May, 1997, by and between REGENCY PARK ASSOCIATES, an Illinois general partnership ("Seller"), with an office at Two North Riverside Plaza, Suite 1000, Chicago, Illinois 60606, and NEW PLAN REALTY TRUST, a Massachusetts business trust ("Purchaser"), with an office at 1120 Avenue of the Americas, New York, New York 10036.

                                   RECITALS
                                   --------

     A. Seller is the owner of a certain parcel of real estate (the "Real Property") in the City of Jacksonville, State of Florida, which parcel is more particularly described in attached EXHIBIT A, and upon which is located a shopping center commonly known as "Regency Park Shopping Center."

     B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as such term is hereinafter defined), each in accordance with and subject to the terms and conditions set forth in this Agreement.

     THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

     1.   PURCHASE AND SALE
          -----------------

          Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Property, together with: (i) all buildings and improvements and all rights, easements, licenses and privileges presently thereon or appertaining thereto (subject to terms of the "Leases" [hereinafter defined]);
(ii) Seller's right, title and interest in and to the leases and lease guarantees (the "Leases") affecting the Property or any part thereof and all lease files and copies of all books and records (other than proprietary information and computer software, but including hard copies of the computer software documents) which are used in connection with the ownership or operation of the Property and are either located in the Maitland, Florida district office of Seller's manager or at the Property; (iii) all furniture, furnishings, fixtures, equipment, maintenance vehicles, tools, tradename, telephone numbers and other tangible personalty owned by Seller, located on the Property or used in connection therewith; (iv) all right, title and interest of Seller under any and all of the maintenance, service, advertising and other like contracts and agreements with respect to the ownership and operation of the Property which have been approved by Purchaser pursuant to Section 11 below; all to the extent applicable to the period from and after the Closing (as such term is hereinafter defined); (v) all right, title and interest of Seller in all rights, licenses, permits, privileges and appurtenances, whether or not of record, in any way belonging or relating to the Property and which are assignable; (vi) all right, title and interest of Seller in all development, air, water and other rights in any way belonging or relating to the Property; (vii) all of Seller's right, title and interest in and to all guarantees, warranties and indemnities with respect to the Property which are assignable by Seller and (viii) all of Seller's right, title and interest in and to all intangibles and intellectual property described on EXHIBIT B to EXHIBIT I attached hereto which are assignable by Seller; (items (i) through (viii) above, together with the Real Property, are collectively referred to in this Agreement as the "Property"). All of the foregoing expressly excludes (i) all property owned by tenants or other users or occupants of the Property, and
(ii) all rights with respect to any refund of taxes applicable to any period prior to the "Closing Date" (as defined herein).

     2.   PURCHASE PRICE

          The purchase price to be paid by Purchaser to Seller for the Property is Nineteen Million Four Hundred Thousand Dollars and No/100 Dollars ($19,400,000.00) (the "Purchase Price"). The Purchase Price shall be paid as follows:

          A.   EARNEST MONEY.

          (i) Deposit: Three Hundred Thousand and No/100 Dollars ($300,000.00) (the "Earnest Money") will be deposited by Purchaser with an agent of Chicago Title Insurance Company ("Escrow Agent") pursuant to that certain Escrow Agreement in the form attached hereto as EXHIBIT B (the "Escrow Agreement") upon Seller's acceptance of this offer as evidenced by Seller's signature below. This Earnest Money is paid as evidence of Purchaser's good faith intention to review those materials provided in Section 10 and such other matters as Purchaser deems appropriate in order to determine if the Property appears to be suitable for its portfolio. If Purchaser is satisfied with the results of its inspection and investigation, then on or before the end of the "Due Diligence Period" (as defined in Section 3), Purchaser will deliver a notice to Seller and Escrow Agent stating that it is so satisfied ("Satisfaction Notice"). In the event Purchaser fails to deliver the Satisfaction Notice prior to the expiration of the Due Diligence Period, the Earnest Money (less $100.00 as consideration to Seller for entering into this Agreement) shall be returned to Purchaser, and neither party shall have any further obligation to the other, except as set forth herein. The Earnest Money shall be invested in accordance with the Escrow Agreement. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number and shall belong to the Purchaser in accordance with the terms herewith.

          (ii) If the transaction closes in accordance with the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrow Agent to Seller as partial payment of the Purchase Price.

          B. CASH AT CLOSING. At Closing, Purchaser shall pay to Seller, by wire transferred current federal funds, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller receives at Closing from the Escrow Agent and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 5.C. below.

     3.   DUE DILIGENCE PERIOD AND SELLER'S OBLIGATIONS UNTIL CLOSING:

          A. Purchaser shall have a period of forty (40) days (the "Due Diligence Period") within which to satisfy itself as to all matters concerning its acquisition, ownership and operation of the Property, including, without limitation, matters concerning title, survey, zoning, subdivision laws, environmental matters, review and approval of leases, contracts and financial matters affecting the Property, existence of all required licenses, permits and approvals, approval of the condition of the improvements on the Property, all soil, landscaping and other physical conditions of the Property, availability and sufficient quantities of all utilities, and other matters in its discretion. From the date this Agreement is executed until the Closing, Seller hereby grants to Purchaser and its agents full access to the Property and all of Seller's operational and financial records pertaining to the Property in order to conduct such inspections, samplings and tests as Purchaser deems necessary in order to reach its decision by the end of the Due Diligence Period. Purchaser's right of inspection pursuant to this Section 3 shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. No physical samplings shall be undertaken without twenty-four (24) hour prior oral notice to Seller. Seller shall have the right to be present at any inspections involving physical samplings.

          B. In the event Purchaser delivers the Satisfaction Notice to Seller and Escrow Agent on or before the end of the Due Diligence Period, then the Earnest Money will be at risk and will be forfeited as liquidated damages as Seller's sole and exclusive remedy in the event Purchaser fails to close, except due to a default by the Seller or the failure of any condition to Purchaser's obligations, as set forth herein. In the event Purchaser fails to deliver the Satisfaction Notice prior to the expiration of the Due Diligence Period, the Earnest Money (less $100.00 as consideration to Seller for entering into this Agreement) shall be returned to Purchaser, and neither party shall have any further obligation to the other, except as set forth herein. All of the foregoing tests, investigations and studies to be conducted under this Section 3 by Purchaser shall be at Purchaser's sole cost and expense and Purchaser shall restore the Property to the condition existing prior to the performance of such tests or investigations by or on behalf of Purchaser. Purchaser shall have no liability to cure or remediate any condition discovered by Purchaser other than to restore the Property to the condition existing prior to the performance of such tests or investigation. Purchaser shall defend, indemnify and hold Seller and any affiliate, parent of Seller, and all shareholders, employees, officers and directors of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliate of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorney's fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property caused by Purchaser's investigations and inspection of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Purchaser and reasonably acceptable to Seller. Notwithstanding anything contained herein to the contrary, the terms of this Section 3 shall survive the Closing and the delivery of the Deed and termination of this Agreement.

     4.   SURVEY AND TITLE COMMITMENT; PERMITTED EXCEPTIONS.

          A. PRELIMINARY TITLE REPORT. Purchaser shall cause Chicago Title Insurance Company, or an agent thereof, ("Title Company") to issue and deliver to Purchaser and Seller an A.L.T.A. Form B title commitment on 1970 form ("Title Commitment") in the amount of the Purchase Price, accompanied by one copy of all documents affecting the Property and which constitute exceptions to the Title Commitment ("Recorded Documents"). Purchaser shall give Seller written notice (the "Title Notice") within seven (7) days after Purchaser's receipt of the Title Commitment, the Recorded Documents and the Survey, whether such title is or is not acceptable to Purchaser. In the event that the condition of title is not acceptable to Purchaser or if the Title Company is unwilling to issue _____________________ (the "Required Endorsements"), Purchaser shall state in the Title Notice which exceptions to the Title Commitment are unacceptable and which Required Endorsements Title Company is unwilling to issue. Purchaser and Seller shall use good faith efforts to attempt to agree upon a definitive list of title exceptions acceptable to Purchaser and Seller ("Permitted Exceptions") on or before the expiration of the seven (7) day period following the delivery of the Title Notice. All other exceptions to title shall be "Unpermitted Exceptions." Notwithstanding the foregoing, Seller agrees that liens and other encumbrances for the payment of money of a definite and ascertainable amount which are disclosed by the original Title Commitment other than real estate taxes not yet due and payable and special assessments shall be Unpermitted Exceptions which Seller shall remove on or before Closing. If the parties agree upon a list of Permitted Exceptions, Seller shall cause the Title Company to remove all Unpermitted Exceptions and issue the Required Endorsements at the Closing. If the parties cannot agree upon a mutually acceptable list of Permitted Exceptions on or before the expiration of said seven (7) day period, then Purchaser shall have the right to terminate this Agreement by notice to Seller on or before the Closing Date or waive its objections to such title matters. If Purchaser terminates this Agreement in accordance with the terms of this Section 4.A., this Agreement shall become null and void without further action of the parties and all Earnest Money, together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except as specifically set forth herein.

          B. CURRENT SURVEY. Seller shall, at its sole cost, provide Purchaser within twenty (20) days following the execution of this Agreement with a current as-built survey of the Property prepared by a duly licensed land surveyor (the "Survey"). Such surveyor shall follow the survey instructions attached hereto as EXHIBIT C-1 and certify the survey pursuant to the Surveyor's Certificate attached hereto as EXHIBIT C-2. In the event the Survey shows any encroachments or any improvements upon, from, or onto the Property, or on or between any building setback line, property line, or any easement, or any other matter objectionable to Purchaser, said encroachment or objection shall be treated in the same manner as a title defect under the procedure set forth in Section 4.A. above. Notice of any such Survey encroachment or objection must be provided by Purchaser to Seller with the Title Notice.

          C. PERMITTED EXCEPTIONS. The Property shall be conveyed to Purchaser subject to ad valorem taxes for the current year, the Permitted Exceptions and those Unpermitted Exceptions waived by Purchaser.

          D. Purchaser shall cause the Title Insurer to issue a date-down to the Title Commitment on or before five (5) days prior to the expiration of the Due Diligence Period. If the aforesaid date-down to the Title Commitment discloses any new Unpermitted Exception, Seller shall have five (5) days from the date of the date-down to the Title Commitment, as applicable, at Seller's expense, to (i) bond over, cure and/or have any new Unpermitted Exceptions which, in the aggregate, do not exceed $100,000 (a "Minor Unpermitted Exception"), removed from the Title Commitment, or (ii) have the right, but not the obligation, to bond over, cure and/or have any new Unpermitted Exceptions which, in the aggregate, equal or exceed $100,000, removed from the Title Commitment. In such event, the time of Closing shall be delayed, if necessary, to give effect to said aforementioned time periods. If Seller fails to cure or have said new Unpermitted Exception removed within said five (5) day period or if Seller elects not to exercise its rights under (ii) in the preceding sentence, Purchaser may terminate this Agreement upon notice to Seller within five (5) days after the expiration of said five (5) day period. Absent notice from Purchaser to Seller in accordance with this Section 4.D., Purchaser shall be deemed to have elected to take title subject to said new Unpermitted Exception. If Purchaser terminates this Agreement in accordance with the terms of this Section 4.D., this Agreement shall become null and void without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except as specifically set forth herein. Notwithstanding anything contained herein to the contrary, (x) if the new Unpermitted Exception which gives rise to Purchaser's right to terminate was recorded against the Property as a result of the affirmative, willful action of Seller then Purchaser shall have the additional rights contained in Section 8 herein or (y) if Seller is able to bond over, cure or remove a Minor Unpermitted Exception for a cost not to exceed $100,000 and Seller fails to expend said funds, then Purchaser shall have the right to elect to close and deduct from the Purchase Price the cost to bond over, cure or remove said Minor Unpermitted Exception (not to exceed $100,000) or have the additional rights contained in Section 8 herein.

     5.   CLOSING

          A. CLOSING DATE. The "Closing" of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur at 10:00 a.m. on the second (2nd) day after the expiration of the "Due Diligence Period" at the Chicago, Illinois office of Seller's attorney, or at such other time and place as Seller and Purchaser shall agree in writing. The "Closing Date" shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day. Both Purchaser and Seller shall have the right to extend the Closing Date on a one time basis for up to two (2) business days on account of "force majeure" events and upon prior oral notice to the other party.

          B.   CLOSING DOCUMENTS.

               (i) Seller's Obligations at Closing. At Closing, Seller shall do the following:

                    (a) execute, acknowledge, and deliver to Purchaser a Special Warranty Deed conveying the Property to Purchaser subject only to the Permitted Exceptions and any Unpermitted Exceptions waived by Purchaser, which deed shall be in form attached hereto as EXHIBIT D which is incorporated herein by reference. The legal description of the Property contained in such deed shall be identical to the legal description of the Property as contained in the Survey and the Title Commitment;

                    (b) deliver to Title Company evidence satisfactory to it of Seller's authority to execute and deliver the documents necessary to consummate the transaction contemplated hereby in the form of resolutions or minutes of Seller;

                    (c) cause to be furnished and delivered to Purchaser, at the sole cost and expense of Purchaser, an owner's Title Insurance Policy as described in Section 5.A.;

                    (d) execute and deliver to Purchaser and Title Company a Lien Waiver Affidavit so as to cause Title Company to remove the mechanics' lien (other than construction obligations to be assumed by Purchaser herein) and parties in possession (other than the tenants of the Property, but excluding any tenant's right to purchase the Property, other than pursuant to the Save and Pac, Inc. lease dated January 15, 1985, as amended) and standard exceptions from the Title Commitment;

                    (e) execute and deliver to Purchaser and Title Company a FIRPTA certificate concerning resident alien or non-alien status for IRS withholding purposes in the form attached hereto as EXHIBIT E;

                    (f) execute and deliver to Purchaser a special warranty Bill of Sale as to the Tangible Personal Property in the form attached hereto as Exhibit F;

                    (g) execute an Assignment of any guaranties or warranties and indemnities, including a termite bond, if any, with respect to the Property in the form attached as Exhibit G;

                    (h) execute an Assignment and Assumption of Leases and Security Deposits in the form attached as Exhibit H;

                    (i) execute and deliver an Assignment of Intangibles in the form attached hereto as Exhibit I;

                    (j) execute and deliver an Assignment and Assumption of Contracts with respect to the "Service Contracts" (hereinafter defined) in the form attached hereto as Exhibit J;

                    (k) execute such other documents, resolutions, or instruments as may reasonably be required by Purchaser or the Title Company required by this Agreement to effectuate the agreement memorialized herein;

                    (l) deliver to Purchaser all lease and lease files and books and records in Seller's possession located in the Maitland, Florida district office of Seller's manager or at the Property;

                    (m) a closing statement to be executed by Seller and Purchaser, setting forth the prorations and adjustments to the Purchase Price as required by Section 5.C. below;

                    (n) a copy of the notice terminating the management and leasing agreement effective as of the Closing Date and to the extent obtainable after reasonable efforts on the part of Seller, an acknowledgement of the aforesaid terminations;

                    (o) a notice from Seller and Seller's on-site property manager to the tenants of the transfer of title and the assumption by Purchaser of the landlord's obligations under the Leases for the period commencing on the Closing Date and the obligation to refund the security deposits which have been assigned or credited to Purchaser in the form attached hereto as EXHIBIT Q and a notice to the parties to the "REA" (hereafter defined) from Seller and Seller's on-site property manager of the transfer of title to Purchaser in the Property;

                    (p) a receipt from Seller's Broker (hereinafter defined) for the fee or commission due Seller's Broker and a release stating that no other fees or commissions are due to it from Seller or Purchaser;

                    (q) subject to the terms of Section 9.E., reaffirmation of representations and warranties by Seller in the form attached hereto as Exhibit R;

                    (r) subject to Section 9.E., an update (as of the Closing) of the rent roll attached hereto as Exhibit L together with a certificate pursuant to which Seller represents and warrants (subject to Section 9.D.) that, to Seller's knowledge (as defined in Section 9.A. herein), the updated rent roll is accurate as of the date set forth thereon; and

                    (s) subject to Section 9.E., an update (as of the Closing) of the security deposit listing attached hereto as Exhibit S together with a certificate pursuant to which Seller represents and warrants (subject to Section 9.D.) that, to Seller's knowledge (as defined in
                         Section 9.A. herein), the updated security deposit listing is accurate as of the date set forth therein.

               (ii) Purchaser. Purchaser shall deliver or cause to be delivered to Seller at Closing:

                    (a)  the funds required pursuant to Section 2.B. above;

                    (b) a closing statement to be executed by Seller and Purchaser, setting forth the prorations and adjustments to the Purchase Price as required by Section 5.C. below; and

                    (c) an assumption of the documents set forth in Sections 5.B.(i), (h) and (j).

          C.   Closing Prorations and Adjustments.

               (i) The following items are to be prorated or adjusted (as appropriate) as of 11:59 p.m. on the day prior to the Closing Date, it being understood that for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property through such time and Purchaser shall be deemed the owner of the Property as of the day of the Closing Date:

                    (a) real estate and personal property taxes (on the basis of the most recent ascertainable tax bill if the current bill is not then available and taking into account any discount for early payment if Seller has received said discount for 1996). The parties shall also prorate special assessments for incompleted improvements and completed improvements (but only to the extent the special assessments for completed improvements are chargeable to the Tenants

                         ["Chargeable Assessments"]. Seller shall pay at Closing the balance of any special assessments for completed improvements other than Chargeable Assessments. Once the tax bill for the year of closing is received, taxes may be reprorated taking into account the tenant's contribution received in accordance herewith at election of Seller or Purchaser and taking into account any discount available for early payment;

                    (b) the "minimum" or "base" rent payable by tenants under the Leases; provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing shall not be adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all such past due but uncollected rent and other sums owed by tenants. Purchaser shall include the amount of such rent and other sums in the second bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for three (3) additional months thereafter. Seller shall have the right to pursue collection of such past due rents after said three (3) month period, but Seller agrees not to bring any actions against such delinquent tenants for eviction or dispossession. Notwithstanding anything contained herein to the contrary, with respect to delinquent base rent for periods prior to the Closing Date, Purchaser shall remit such delinquent rent to Seller only after the tenant owing such delinquent rent is current on its base rent obligations for the period of Purchaser's ownership. Percentage or overage rent and reimbursement of real estate taxes payable, common area maintenance, mall maintenance, utility charges, water and sewer charges, insurance and merchant's association dues and assessments and all other charges to or contributions by tenants under the Leases shall be prorated as follows: with respect to percentage rents, and upon receipt by Purchaser, Purchaser shall furnish to Seller copies of all sales reports from tenants relative thereto, including, without limitation, all sales reports with respect to any tenants whose lease years have expired as of the Closing but whose sales reports were not available on Closing and sales reports of any tenants whose lease year expires after the Closing, and the amount of any rents (including, without limitation, percentage rents), reimbursement or contribution to be made by any tenant shall be made in accordance with such tenant's Lease as now existing and Purchaser shall promptly pay to Seller a pro-rata portion of such percentage rents, reimbursement or contribution, based upon apportionment being made as of the Closing Date, promptly after the date when such percentage rents, reimbursement or contribution is received (net of any offsets taken by tenants) from the tenant.

                         Purchaser shall conduct a reconciliation of contributions of real estate taxes, common area maintenance, mall maintenance, utility charges, water and sewer charges, insurance and merchants' association dues and assessments and all other changes to or contributions by tenants under Leases for 1997 and Seller shall furnish any additional available information requested by Purchaser in connection with preparing a 1997 reconciliation.

                    (c) With respect to tenant improvement costs, leasing commissions, free rent periods or concessions relating to Leases executed after the date hereof in accordance with Section 14.J.(b), or relating to any modification, amendment, restatement or renewal thereto, executed after the date hereof in accordance with Section 14.J.(b) (said new leases, modifications, amendments, restatements and renewals being collectively referred to as a "New Lease"), Seller and Purchaser agree that such costs, free rent periods, concessions and commissions shall be prorated over the term of any New Lease with Seller being responsible for a portion of such costs, free rent periods, concessions and commissions based on the ratio of base rent payments received by Seller through the Closing Date to the total base rent payable over the term of the particular New Lease.

                    (d) Seller shall deliver a separate payment to Purchaser at Closing in the amount of refundable security deposits under the Leases as set forth in Exhibit S;

                    (e) water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax) (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date) (Seller shall retain any deposits with utility companies);

                    (f)  amounts due and prepayments under the Service
                         Contracts;

                    (g)  assignable license and permit fees;

                    (h) other similar items of income and expenses of operation; and

                         (i) To the extent there remains at Closing any unsatisfied tenant improvement obligation, concessions, free rent periods or leasing commission set forth in Exhibit O, Seller shall credit Purchaser for the amount of said obligations and Purchaser shall assume the satisfaction of such obligations.

                         (ii) Notwithstanding the foregoing, Seller shall in all events be entitled to retain amounts paid by tenants for real estate taxes and
                                    assessments and common area expenses as of the Closing Date, such sums to be prorated if paid for a portion of the month in which the Closing occurs.

                         (iii) Notwithstanding anything to the contrary contained in this Section 5, Seller reserves the right, subject to Seller not taking any actions which might adversely affect Purchaser's prospective real estate tax assessments or Purchaser's future rights (a) to meet with governmental officials and to contest any reassessment governing or affecting Seller's obligations under Section 5.C.(i) above and (b) to contest any assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid. Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date.

          D.   CLOSING COSTS.  Closing costs shall be allocated as follows:

               (i) Seller shall pay the following costs and expenses in connection with the Closing:

                    (a)  Seller's attorney's fees;

                    (b) Any real estate commission to be paid from Seller's closing proceeds pursuant to Section 7 hereof;

                    (c)  Documentary stamps and intangibles tax on the deed; and

                    (d)  All Survey costs.

               (ii) Purchaser shall only be responsible for the following closing costs and expenses in connection with the Closing:

                    (a)  Recording fees for the deed;

                    (b) The premium payable for the Title Commitment and Title Policy issued pursuant thereto as well as all other title costs or costs of endorsements;

                    (c)  Purchaser's attorneys' fees;

                    (d)  Environmental report obtained by Purchaser;

                    (e)  Structural reports obtained by Purchaser;

                    (f) Investigation costs of Purchaser during Due Diligence Period; and

                    (g)  Lease review costs of Purchaser.

          E.   POSSESSION.

               Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject to such matters as are permitted by or pursuant to this Agreement.

          F. SURVIVAL. The terms of this Article 5 shall survive the Closing and the delivery of the Deed.

     6.   CASUALTY LOSS AND CONDEMNATION

          A.   Except as provided in the indemnity provisions contained in
Section 3.B. of this Agreement, Seller shall bear all risk of loss with respect to the Property up to the earlier of the dates upon which either possession or title is transferred to Purchaser in accordance with this Agreement. Notwithstanding the foregoing, in the event of damage to the Property by fire or other casualty prior to the Closing Date, repair or restoration of which would cost less than or equal to $200,000.00 (as determined by Seller and Purchaser in good faith) Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds on account of such fire or casualty and Seller shall pay to Purchaser at the Closing the amount of Seller's insurance deductible. In the event Purchaser is to receive the insurance proceeds as aforedescribed, Purchaser shall have the right to negotiate the settlement of the insurance claim with the insurance carrier. Seller shall execute whatever documents are reasonably required in order to enable Purchaser to conduct those negotiations. Notwithstanding the foregoing, (i) if the casualty results in tenants having the right to terminate Leases on the Property aggregating 25,000 square feet or more, then Purchaser, upon notice to Seller prior to Closing, can elect to either: (a) terminate this Agreement or (b) accept the Property in its damaged condition together with an assignment from Seller of all insurance proceeds and receive a credit at Closing in the amount of the deductible; or (ii) if the casualty is uninsured (in excess of the deductible) then Purchaser, at its option, may terminate this Agreement. If Purchaser elects to terminate this Agreement in accordance with the terms of the preceding sentence, this Agreement shall become null and void, and the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder, except as specifically set forth herein. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's determination of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair or restoration of which would cost in excess of $200,000.00 (as determined by Seller and Purchaser in good faith), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within ten
(10) business days after Purchaser receives written notice of such fire or other casualty and Seller's and Purchaser's determination of the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall become null and void, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder, except as specifically set forth herein. In the event that Purchaser does not exercise the option set forth in the preceding sentence, the Closing shall take place on the Closing Date and Seller shall assign and transfer to

Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of the fire or casualty and Seller shall pay to Purchaser at the Closing the amount of Seller's insurance deductible.

          B. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated or if Seller receives any governmental notices of threats or notices of proposed or contemplated condemnation or eminent domain proceedings which might result in the taking of any part of the Property or the taking or closing of any right of access to the Property (a "Condemnation Event"), Seller shall immediately notify Purchaser of such occurrence. In the event of a Condemnation Event, Purchaser may:

          (i) terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease, except as specifically set forth herein; or

          (ii) proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings and Purchaser shall immediately have the right to negotiate said award.

          C. Purchaser shall then notify Seller, within ten (10) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under Section 6.B.(i) or Section 6.B.(ii). Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such ten (10) business day period, Purchaser shall be deemed to have elected to exercise its rights under Section 6.B.(ii).

          D. The terms of this Article 6 shall survive the Closing and the delivery of the Deed.

     7.   BROKERAGE

          Seller agrees to pay upon Closing (but not otherwise) a brokerage commission due to Ben Carter Associates ("Seller's Broker") pursuant to a separate written agreement for services rendered in connection with the sale and purchase of the Property. Seller agrees to indemnify Purchaser from and against any claims arising from any broker commission due to Seller's Broker. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys' fees and expenses incurred by the indemnified party in connection with such claim. The terms of this Article 7 shall survive the Closing and the delivery of the Deed.

     8.   DEFAULT AND REMEDIES

          A. Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform in accordance with the terms of this Agreement and the transaction hereunder does not close in accordance with the terms hereof (including, without limitation, a breach of a representation or warranty at the time said representation or warranty was made), then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (1)(a) the Earnest Money shall be returned to Purchaser plus Purchaser shall have the right to recover third party expenses incurred by Purchaser in connection with its due diligence of the Property and the preparation of this Agreement in an amount not to exceed $100,000.00, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement, except for Purchaser's liability pursuant to Section 3.B. herein or (b) if Seller's default is (i) the willful refusal to deliver the closing documents set forth in Paragraph 5.B.(i)(a), (b),
(c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o), (q), (r) and
(s), (ii) its affirmative, willful action which results in the recording of an encumbrance against the Property; (iii) its failure to expend up to $100,000 if Seller is able to bond over, cure or remove a Minor Unpermitted Exception for a cost not to exceed $100,000, or (iv) the execution of a "New Lease" (hereinafter defined) in violation of Section 14.J.(b), then the Earnest Money shall be returned to Purchaser plus Purchaser shall be entitled to an amount equal to $150,000 as liquidated damages for the aforesaid default by Seller and because of the difficulty, inconvenience and uncertainty of ascertaining actual damages, or (2) upon notice to Seller not more than ten (10) days after the specified Closing Date, and provided an action is filed within thirty (30) days thereafter, Purchaser may seek specific performance of this Agreement, but not damages (other than reasonable court costs and reasonable legal fees if so awarded). Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (1) above.

          B. Notwithstanding anything to the contrary contained in this Agreement, if Purchaser fails to perform in accordance with the terms of this Agreement after expiration of the Due Diligence Period, and after delivery and deposit of the Additional Earnest Money, then, Seller, as its sole and exclusive remedy, shall terminate this Agreement and retain the Earnest Money, with accrued interest, such sum being agreed upon as liquidated damages for the failure of Purchaser to perform the duties and obligations imposed upon it by the terms and provisions of this Agreement and because of the difficulty, inconvenience, and uncertainty of ascertaining actual damages and Purchaser shall continue to be liable for its indemnity contained in Section 3.B. herein. No other damages, rights or remedies shall in any case be collectible, enforceable or available to Seller other than as provided in this Section 8.B.

     9.   REPRESENTATIONS AND WARRANTIES

          A. Any reference herein to Seller's knowledge or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by Robert Tanaka, asset manager or George C. Touras, executive vice-president (collectively, the "Seller's Representative"), and any representation or warranty of the Seller is based upon those matters of which the Seller's Representative has actual knowledge. Seller's Representative agrees to review the accuracy of the representations and warranties with Seller's third-party on-site property manager prior to Seller's execution hereof. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees (other than Seller's Representative) shall not be imputed to Seller, the general partners of Seller, the subpartners of the general partners of Seller or Seller's Representative.

          B. The following representations and warranties are made as of the date hereof:

               (i)  Seller is the sole owner of the Property.

               (ii) Seller has the power to execute and deliver this Agreement and consummate the transaction contemplated herein. Seller is in existence and good standing in the state in which the Property is located and in all other states in which such qualification or authorization is necessary to consummate the transaction contemplated herein.

              (iii) Except as may be disclosed in that certain environmental report prepared by ENSR and dated August 1996 and delivered by Seller to Purchaser, to Seller's knowledge, Seller has not received any notice from any governmental authority having jurisdiction over the Property of any uncured violation of any federal, state or local applicable environmental law or regulation. To Seller's knowledge, Seller does not possess any additional environmental reports concerning the Property.

              (iv) To Seller's knowledge, Seller has no notice of any pending threatened, proposed or contemplated condemnation.

               (v) To Seller's knowledge, the rent roll attached hereto as EXHIBIT L is accurate as of the date set forth therein. To Seller's knowledge, the security deposit list attached hereto as EXHIBIT S is accurate as of the date set forth therein. To Seller's knowledge, a complete list of all Leases and amendments thereto is attached hereto as EXHIBIT U.

              (vi) Seller is not a party to any other agreement to sell the Property to any other party except for that right of first refusal contained in the ground lease between Seller's predecessor-in-interest and Save and Pac, Inc. dated January 15, 1985, as amended, relating to a transaction involving the sale of only the ground lease parcel and Seller will not enter into any agreement to sell the Property during the term of this Agreement.

             (vii) To Seller's knowledge, there is no litigation pending against Seller or against the Property which affects the Property or this transaction except as set forth in EXHIBIT M, nor does Seller have any knowledge for the basis for such litigation, claims, causes of action or administrative proceedings other than as disclosed in EXHIBIT M.

             (viii) To Seller's knowledge, Seller has the franchises,
                    certificates, licenses, permits and other authorizations from government, political subdivisions or regulatory authorities (collectively "Permits") set forth on EXHIBIT N.

              (ix) To Seller's knowledge, Purchaser shall have no obligation to hire any employees of Seller. To Seller's knowledge, there are no employees of the Property.

               (x) Except as set forth on EXHIBIT O, to Seller's knowledge, all amounts to be paid by Seller pursuant to tenant leases, including, but not limited to, construction allowances, free rent, rent concessions, costs for tenant improvements, and leasing commissions, have been fully paid by Seller.


              (xi) To Seller's knowledge, Seller has received no written notice that any applicable building or zoning laws, rules or regulations are being violated. To Seller's knowledge, the Shopping Center was constructed after 1982.

             (xii) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller and, upon the assumption that this Agreement constitutes a legal, valid and binding obligation of Purchaser, this Agreement constitutes a legal, valid and binding obligation of Seller.

            (xiii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller do not and will not (a) violate or conflict with the organizational documents of Seller, (b) violate or conflict with any judgment, decree or order of any court applicable to or affecting Seller, (c) breach the provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which Seller is a party or by which Seller is bound, or (d) violate or conflict with any law or governmental regulation or permit applicable to Seller.

             (xiv) To Seller's knowledge, attached hereto as EXHIBIT K is a list of all service, maintenance and supply contracts affecting the Property in effect on the date hereof and which shall survive Closing, and to Seller's knowledge, neither party to any service contract is in default thereunder.

              (xv) Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

             (xvi) To Seller's knowledge, Seller has not received written notice from a governmental authority or any public utility that the water supply or sewage disposal system presently servicing the Property are inadequate to distribute the water supply and dispose of the sewage for the Property.

          C. Purchaser hereby represents and warrants to Seller that Purchaser has the full right, power and authority to execute and deliver this Agreement and consummate the transactions contemplated herein.

          D. The parties agree that the representations and warranties contained herein and in the "Seller Tenant Certificates" (as hereinafter defined) shall survive Closing for a period of nine (9) months (i.e., the claiming party shall have no right to make any claims against the other party for a breach of a representation or warranty after the expiration of nine (9) months immediately following Closing).

          E. If at any time after the execution of this Agreement, either Deborah Hartigan or Linda Fernez, on the part of Purchaser, or Seller become aware of information which makes a representation and warranty contained in this Agreement to become untrue, said party shall promptly disclose said information to the other party hereto. Provided the party making the representation or warranty did not take any deliberate actions to cause the representation or warranty in question to become untrue and said representation or warranty was true when made, said party shall not be in default under this Agreement. If Seller is unable to remake a representation or warranty as aforesaid, and the cost to cure all conditions giving rise to any representations and warranties being untrue (the "UNACCEPTABLE CONDITIONS") is equal to or less than $100,000 in the aggregate (as reasonably determined by Seller and Purchaser), then Seller shall either (i) grant Purchaser a credit at Closing for an amount equal to cure all Unacceptable Conditions up to $100,000 in the aggregate, or (ii) cure all conditions giving rise to the Unacceptable Conditions prior to the Closing Date. The determination to perform the covenant contained in subparagraphs (i) or (ii) in the preceding sentence shall be made by Seller in its sole discretion. Provided Seller performs its covenant in this
Section 9.E., the disclosure of the Unacceptable Conditions with a cost to cure of less than $100,000 in the aggregate shall not affect Purchaser's obligations to close hereunder or give rise to any additional liability from Seller to Purchaser. If the cost to cure all Unacceptable Conditions is greater than $100,000 in the aggregate (as reasonably determined by Seller and Purchaser), Purchaser shall either have the right to terminate this Agreement in accordance with the terms of this Section 9.E. or proceed to Closing and, at the election of Seller, (i) Purchaser shall receive a credit at Closing equal to the amount of $100,000 or (ii) Seller shall cure all Unacceptable Conditions prior to the Closing Date up to an aggregate amount of $100,000. Purchaser shall make such an election of whether to terminate this Agreement in writing on or before five (5) days after the determination by Seller and Purchaser that the cost to cure the Unacceptable Conditions exceeds $100,000. If Purchaser exercises its right to terminate in accordance with the terms of this Section 9.E., this Agreement shall be null and void without further action of the parties and all Earnest Money theretofore deposited by Purchaser together with interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except as specifically set forth herein. If Purchaser elects to proceed to Closing, then the performance by Seller in accordance with the terms of this Paragraph 9.E. shall be the only liability of Seller with respect to said Unacceptable Conditions. In no event shall Purchaser be entitled to enforce the terms of this Section 9.E. and Sections 13.D. and F. with respect to the same condition, but Seller shall not restrict which of the aforesaid Sections or in what combination thereof Purchaser elects to proceed under. Notwithstanding anything contained herein to the contrary, if the status of any of the tenancies or security deposits changes as the result of the actions of any tenants from the date of the rent roll and security deposit list attached hereto and the date of the rent roll or security deposit list delivered at Closing, provided the change in status is not caused by a breach of Seller's covenants contained in Section 14.J.(a) herein, then Purchaser shall not have the right to terminate this Agreement or make any claim for a breach of a representation or warranty hereunder involving the rent roll, the security deposit list or tenancies thereunder or receive any credit therefor. Purchaser and Seller are prohibited from making any claims against the other party hereto after the Closing with respect to any breaches of the other party's representations and warranties contained in this Agreement that the claiming party has actual knowledge of prior to the Closing. With respect to the preceding sentence, Purchaser's knowledge shall mean the actual knowledge of Deborah Hartigan or Linda Fernez.

     10.  INFORMATION

          Within five (5) days from the date this Agreement is executed, Seller shall furnish such of the following items that Seller has in its possession or control:

          (a)  Real estate tax bills for the current and two preceding years;

          (b)  Owner's title insurance policy;

          (c) The most recent environmental report made or known to Seller with respect to the Property;

          (d)  List of pending litigation and status report;

          (e)  Utility bills for the current year;

          (f) Copies of all contracts, if any, in effect such as janitorial, maintenance, cable company, utility company, management, leasing or other, as well as copies of any guaranties or warranties, including a termite bond;

          (g)  Operating income and expenses for the current year;

          (h) True and correct copies of all leases and any amendments or modifications thereto and information on all pending lease negotiations;

          (i) Current rent roll and monthly gross sale reports for current lease years from tenants obligated to deliver monthly gross sales reports;

          (j)  Copies of insurance policies;

          (k)  Engineering/structural reports on the Property;

          (l) As-built constructions plans and site plans and drawings, certificates of occupancy and building permits; and

          (m) List of all inventory, personal property, furniture, fixtures and equipment located on or used in connection with the Property.

     11.  SERVICE CONTRACTS

          Prior to the expiration of the Due Diligence Period, Purchaser shall notify Seller as to which of the service contracts listed in EXHIBIT K it requires terminated on or prior to Closing (the "Undesired Contracts"). Seller hereby agrees to send notice of termination under the Undesired Contracts on or prior to the Closing Date. The parties acknowledge that some of the Undesired Contracts may require more notice than available prior to the Closing to effectuate termination and that such Undesired Contracts shall be referred to as "Noticed Contracts." Seller shall assign the service contracts (other than the Undesired Contracts that are not Noticed Contracts) (the "Service Contracts") to Purchaser at Closing, and Purchaser shall assume responsibility and obligations under the Service Contracts, but only with respect to matters which arise after the Closing. Seller agrees to terminate any and all management and leasing agreements affecting the Property as of the Closing Date.

     12.  LIMITATION OF LIABILITY

          A. Subject to the terms of Sections 17 and 18, neither Seller's partners, nor any Affiliate of Seller, nor any of their respective beneficiaries, shareholders, partners, officers, directors, agents or employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability.

          B. Notwithstanding anything contained herein to the contrary, Purchaser hereby agrees that any claims made against Seller after the Closing in connection with, arising out of or in any way related to a breach by Seller under this Agreement or any document or conveyance agreement in connection with the transaction, shall be limited to claims for actual damages and in no event shall the maximum liability of Seller in connection with, arising out of or in any way related to a breach by Seller under this Agreement or any document or conveyance agreement in connection with the transaction exceed $750,000.

          C. This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of Purchaser by the trustees or officers thereof in their representative capacity under the Amended and Restated Declaration of Trust of New Plan Realty Trust dated as of January 15, 1996 and not individually, and bind only the trust estate of Purchaser, and no trustee, officer, employee, agent or shareholder of Purchaser shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Purchaser thereunder, and any person or entity dealing with Purchaser in connection therewith shall look solely to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking hereunder. Seller acknowledges and agrees that each agreement and other document executed by Purchaser in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.

     13.  TENANT CERTIFICATE CONDITION TO CLOSING

          A. The following terms have been defined as follows for convenience of reference:

              (i) "Tenant Certificate" means a certificate, commonly known as an estoppel certificate, signed by a tenant with respect to its Lease, either in the form set forth on EXHIBIT P hereto or on such other form as is substantially consistent with the requirements of the tenant's lease for such certificates.

              (ii) "Seller Tenant Certificate" means a Tenant Certificate signed by the Seller with respect to a particular Lease for which the Tenant in question has failed to execute and deliver a Tenant Certificate, in which case the Seller Tenant Certificate shall be in the form of EXHIBIT P, provided that a Seller Tenant Certificate shall in all cases (other than the description of the documents constituting the Lease) be limited to Seller's knowledge as defined in Section 9.A. above.

             (iii) "REA Certificate" means a certificate, signed by any of Publix Super Markets, Inc., Save and Pack, Inc., or Southtrust Bank of Jacksonville, N.A., as a party to that certain Easements with Covenants and Restrictions Affecting Land (the "REA") by and among the aforesaid and Seller dated June 12, 1985, as amended in the form set forth in EXHIBIT T.

              (iv) "Qualification" means any assertion in a Tenant Certificate, Seller Tenant Certificate (whether in the form of EXHIBIT P or otherwise) or REA Certificate of (i) a claim, counterclaim, offset or defense against the landlord or Seller other than disclosed in EXHIBIT M, (ii) a default on the part of the landlord or Seller other than disclosed in EXHIBIT M, (iii) unpaid credits, allowances or other sums due from the landlord or Seller prior to the date of the estoppel (other than disclosed on EXHIBIT L or EXHIBIT O or EXHIBIT S attached hereto or pursuant to a New Lease pursuant to Section 14.J. herein),
          (iv) an unfulfilled construction or other obligation on the part of the landlord or Seller prior to the date of estoppel (other than disclosed on EXHIBIT L, EXHIBIT O or EXHIBIT S attached hereto or pursuant to a

          New Lease pursuant to Section 14.J. herein), or (v) information which is contrary (in an adverse respect to the landlord) (x) to the information contained in the rent roll or security deposit list attached hereto as EXHIBITS L and S, respectively, or (y) the information pertaining to tenant allowances and concessions and leasing commissions contained on EXHIBIT O;

               (v) "Unacceptable Qualification" means any Qualification other than the following:

                   (a) a Qualification which is expressly disclosed on the rent roll attached hereto as EXHIBIT L or the security deposit listing attached hereto as EXHIBIT S or the schedule attached hereto as EXHIBIT O or a Qualification relating to non-payment of April, 1997 or May, 1997 rent, provided the same is not as a result of a default by Seller; or

                   (b) a Qualification expressly disclosed in this Agreement or the Exhibits attached hereto and made a part hereof.

               B. If a Qualification is not an Unacceptable Qualification, it shall not affect Purchaser's obligations to close hereunder or give rise to any liability from Seller to Purchaser, unless otherwise set forth in this Agreement.

          C. Seller shall promptly request a Tenant Certificate in the form of EXHIBIT P from all tenants and an REA Certificate from Publix Super Markets, Inc., Save and Pack, Inc. and Southtrust Bank of Jacksonville, N.A. in the form of EXHIBIT T, and shall in good faith pursue the collection of a Tenant Certificate from all tenants and the aforesaid REA certificates. Seller shall deliver to Purchaser, upon Seller's receipt thereof, all Tenant Certificates signed by tenants (whether in the form of EXHIBIT P or otherwise) and all REA Certificates (whether in the form of EXHIBIT T or otherwise).

          D. It shall be a condition to Purchaser's obligations hereunder (the "Estoppel Condition") that Seller deliver to Purchaser, at or prior to the Closing (i) a Tenant Certificate from each tenant of the Property occupying or leasing at least 5,000 square feet (with respect to the space occupied by Rhodes Furniture and Books-A-Million, Seller shall deliver a Tenant Certificate from Publix Super Markets, Inc. [which shall include an acknowledgment that the right of first refusal contained in 14 therein does not pertain to the sale transaction set forth in this Agreement], the tenant pursuant to that certain ground lease originally made by Safeway Stores, Inc. and subleased to SSI O.K. Holdings, Inc., subleased to Welcome, Inc., assigned to Publix Super Markets, Inc. and subsequently subleased to Rhodes Furniture which has subleased a portion to Books-A-Million and Seller shall diligently attempt to obtain a Tenant Certificate from Rhodes Furniture and Books-A-Million but neither the delivery of a Tenant Certificate or a Seller Tenant Certificate with respect to Rhodes Furniture's or Books-A-Million's tenancy shall be a part of the Estoppel Condition), in the aggregate, of gross leasable area of the Property ("Major Tenant"), and (ii) either a Tenant Certificate or Seller Tenant Certificate for that many of the non-Major Tenants at the Property occupying 100% of the balance of the leased gross leasable area of the Property. Notwithstanding anything contained herein to the contrary, it shall not be a condition of this transaction that Seller receive any REA Certificates. Seller agrees to use its good faith efforts to obtain Tenant Certificates from all Tenants. Notwithstanding the foregoing to the contrary, Seller shall not have satisfied the Estoppel Condition if any of the Tenant Certificates or REA Certificates received by Seller or Seller Tenant Certificates disclose Unacceptable Qualifications other than

Unacceptable Qualifications with an "Estoppel Qualification Sum" (hereinafter defined) of less than $100,000 in the aggregate. The "Estoppel Qualification Sum" shall mean the following:

               (i) if the claim asserted arises out of a defect which can be cured, with the expenditure of money on a one time basis, such as an unsatisfied tenant improvement obligation not otherwise disclosed herein, then such sum shall be calculated by the amount to satisfy such obligation (if such a defect is disclosed herein, then the provisions of this Agreement pertaining to such disclosed defect shall govern); and

               (ii) if the claim asserted affects a continuing obligation of a tenant under the lease, such as the payment of rent, then the claim shall be calculated by (i) determining the amount of the claim on a per annum basis, (ii) multiplying said amount by the number of years or partial years said claim would affect the monetary obligations under the lease and (iii) discounting said product on a present value basis using a discount rate of 9% per annum.

     If the Unacceptable Qualifications have an Estoppel Qualification Sum of less than $100,000 in the aggregate, then Seller shall either (i) grant Purchaser a credit at Closing for an amount equal to the Estoppel Qualification Sum, or (ii) cure all conditions giving rise to an Unacceptable Qualification on or before the Closing, which selection shall be made by Seller in its sole discretion. Provided Seller performs its covenant in this Section 13.D., the disclosure of Unacceptable Qualifications having an Estoppel Qualification Sum of less than $100,000 in the aggregate shall not affect Purchaser's obligations to close hereunder or give rise to any additional liability from Seller to Purchaser.

          E. If Seller delivers any Seller Tenant Certificates, then upon receipt after Closing by Purchaser of a Tenant Certificate containing the information herein required from a tenant under a Lease for whom Seller has executed and delivered a Seller Tenant Certificate at Closing, the Seller Tenant Certificate executed and delivered by Seller at Closing shall become null and void (but only as to information in the Tenant Certificate which is consistent with that in the Seller Tenant Certificate) and the Tenant Certificate received from the tenant shall, to the extent of such consistency, be substituted therefor. Seller's liability under Seller Tenant Certificates shall be limited pursuant to Section 12 herein.

          F. If Seller has not satisfied the Estoppel Condition on or before the Closing Date, then Purchaser shall have the right to terminate this Agreement by delivering written notice to Seller on or before the Closing Date. If Purchaser exercises its rights to terminate in accordance with the terms of this Section 13.F., this Agreement shall be null and void without further action of the parties and all Earnest Money theretofore deposited by Purchaser together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except as specifically set forth herein. If Purchaser does not terminate this Agreement pursuant to the first sentence of this Section 13.F., the parties shall proceed to Closing and
(i) Purchaser shall receive a credit at Closing equal to the amount of the Estoppel Qualification Sum of the Unacceptable Qualifications contained in the Tenant Certificates and REA Certificates, if any, up to an aggregate amount of $100,000 or (ii) Seller shall cure all conditions giving rise to an Unacceptable Qualification Sum up to an aggregate amount of $100,000 on or before Closing. The selection between subparagraphs (i) or (ii) in the preceding sentence shall be made by Seller in its sole discretion.

     14.  MISCELLANEOUS

          A. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties. Purchaser acknowledges that it has inspected or will inspect the Property and that it accepts same in its "as is" condition subject to use, ordinary wear and tear and natural deterioration and representations, warranties and agreements specifically made herein. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.

          B. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser or Seller without the prior written approval of the other. Notwithstanding the foregoing, Seller hereby consents to an assignment to any corporation which is a wholly-owned subsidiary of Purchaser or to a partnership which is controlled by Purchaser. However, Purchaser shall remain liable for all of Purchaser's obligations and undertakings set forth herein occurring on or before the Closing and said assignee shall assume all the obligations and undertakings hereunder.

          C. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

          D.  Time is of the essence of this Agreement.

          E. This Agreement shall be governed and interpreted in accordance with the laws of the State of Florida.

          F. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile transmission (with a copy to follow by either overnight courier or certified mail, return receipt requested, postage prepaid), addressed as follows:

               1.     If to Seller:

               c/o Equity Properties and Development Limited Partnership Suite 1000
               Two North Riverside Plaza
               Chicago, Illinois  60606
               Attention:  George C. Touras, Esq.
               General Counsel and Executive Vice-President

               (312) 466-3635
               (312) 454-0359 (FAX)

               With a copy to:

               Katten Muchin & Zavis
               525 West Monroe Street
               Suite 1600
               Chicago, Illinois  60661
               Attention:  Daniel J. Perlman
               (312) 902-5532

                (312) 902-1061 (FAX)

                2.   If to Purchaser:

                New Plan Realty Trust
                1120 Avenue of the Americas
                New York, New York  10036
                Attention:  General Counsel
                (212) 869-3000
                (212) 302-4776 (FAX)

                With a copy to:

                Robert M. Horwitch, Esq.
                Altheimer & Gray
                10 South Wacker Drive
                Suite 4000
                Chicago, Illinois  60606
                Attention:  Robert M. Horwitch, Esq.
                (312) 715-4000
                (312) 715-4800 (FAX)


All notices given in accordance with the terms hereof shall be deemed to have been duly given when personally delivered, against receipt therefore, signed by the party to whom the notice is given, or on the next business day if sent by overnight courier, the same day notice is given if sent by facsimile transmission and received by 5:00 p.m. Chicago time, or on the fourth business day after mailing by certified or registered mail. The parties shall have the right to direct their attorneys to deliver notices hereunder. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 14.F.

          G. ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY, SUBJECT TO THE SPECIFIC REPRESENTATIONS AND WARRANTIES AND AGREEMENTS MADE HEREIN, PURCHASER AGREES TO TAKE THE PROPERTY "AS IS" WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS ("DISCLOSURES") PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER, ITS AGENTS OR EMPLOYEES CONCERNING THE ENVIRONMENTAL CONDITION OF THE PROPERTY SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY STATED HEREIN AS A REPRESENTATION OR WARRANTY. PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY AND THE SPECIFIC REPRESENTATIONS AND WARRANTIES MADE HEREIN. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY CONTAINED HEREIN, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY,

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER.

          H. Except as may be required by law or as a part of customary practice by Purchaser and except for disclosures to consultants, the Title Company and surveyors, governmental authorities, without the prior written consent of the other party, and unless the Closing occurs, neither party shall disclose to any third party the existence of this Agreement or any term or condition thereof or the results of any inspections or studies undertaken in connection herewith. Purchaser shall have the right to inform tenants of the Property of the existence of this Agreement, but not the terms thereof. After the Closing, Purchaser agrees that any press release regarding this transaction will not disclose the purchase price or the Seller hereunder on an individual basis.

          I. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller's request and payment therefor at Purchaser's cost, transfer to Seller all of its right, title and interest in and to any and all third-party studies, reports and surveys relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents, and shall deliver to Seller copies of all of the foregoing.

          J.  Seller hereby covenants and agrees with Purchaser that:

              (a) Seller covenants to operate and manage the Property in the same manner that it has managed, maintained and operated the Property during the period of Seller's ownership, subject to reasonable wear and tear and casualty.

              (b) From and after the date hereof through the Closing Date, Seller shall not enter into any New Lease or new Service Contract, or any modification, amendment, restatement or renewal of any existing Service Contracts (collectively, "New Agreements") without Purchaser's consent, which will not be unreasonably withheld. If Purchaser does not respond in writing to Seller's request for approval or disapproval of a New Agreement within three (3) business days after Purchaser's receipt of Seller's request and the complete copy of said lease and all other information regarding associated leasing commissions, tenant improvements and concessions, Purchaser shall be conclusively deemed to have approved of such New Agreement.

          K. RADON GAS PROVISO APPLICABLE TO FLORIDA: Pursuant to Section 404.05618, Florida Statues (1988), the following notification regarding radon gas is hereby made, and all parties executing this Agreement acknowledge receipt of this notification:

                         Radon Gas:  "Radon is a naturally occurring radioactive
               gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

          L. Seller and Purchaser hereby designate Escrowee to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.

          M. CONSTRUCTION. The parties hereby agree that each has played an equal part in the negotiations and drafting of this Agreement, and in the event any ambiguities should be realized in the construction or interpretation of this Agreement, the result of those ambiguities shall be equally assumed and realized by each of the parties to this Agreement.

          N. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement.

          O. PREVAILING PARTIES. Should any litigation be commenced between the parties hereto or should any party institute any proceeding in a bankruptcy or similar court which has jurisdiction over any party hereto or any of its assets concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, its or their reasonable attorneys' fees and expenses and court costs in such litigation, which shall be determined by the court in such litigation or in a separate action brought for that purpose.

     15.  ACCEPTANCE.

          The offer made in this Agreement by Purchaser shall expire and be null and void unless accepted, signed, and returned to Purchaser by May 7, 1997. This offer supersedes any and all other offers made by Purchaser with respect to the Property.

     16. RIGHT TO AUDIT. Without limiting any other rights or remedies of Purchaser, Purchaser shall have the right, if required by law, after the Closing and up until December 31, 1999 to audit the books and records of Seller in respect of the Property for those last two entire fiscal years of Seller's ownership of the Property ending immediately preceding the Closing plus any "stub" period thereafter to such Closing, which audit shall be at Purchaser's sole cost and expenses; provided, however, any matters disclosed by such audit shall not be the basis or the foundation for a claim of a breach of a representation or warranty by the Seller unless a claim is filed in connection therewith on or before nine (9) months after the Closing Date.

     17. DISTRIBUTIONS. Seller shall not distribute $750,000.00 from the proceeds of the net cash received from the Purchaser at the Closing prior to nine (9) months after the Closing. If any time Purchaser alleges claims for damages against Seller after the Closing Date, but prior to nine (9) months after the Closing ("Claims"), then after the date which is nine (9) months after the Closing Seller shall continue to withhold distribution of the funds in an amount equal to the lesser of (i) the amount of the Claims, or (ii) $750,000.00, until the Claims are resolved. The Claims shall specify the exact representation or warranty which was breached and the amount of damages the Purchaser alleges it has sustained.

     18. EXECUTION BY FIRST CAPITAL. First Capital Income Properties, Ltd. - Series X, First Capital Income Properties, Ltd. - Series XI and First Capital Income and Growth Fund - XII execute this Agreement solely for the purpose of assuring to Purchaser that if Seller fails to withhold the sums required pursuant to Paragraph 17 above and if Purchaser is successful in any Claims asserted against the Seller for damages against Seller, then First Capital Income Properties, Ltd. - Series X, First Capital Income Properties, Ltd. - Series XI and First Capital Income and Growth Fund - XII shall jointly and severally pay the amount of such Claim(s), the total of which shall not exceed $750,000.00.

     19.  LIST OF EXHIBITS

Exhibit A     Legal Description of the Property
Exhibit B     Escrow Agreement
Exhibit C-1   Survey Instructions
Exhibit C-2   Surveyor Certificate
Exhibit D     Special Warranty Deed
Exhibit E     FIRPTA Affidavit
Exhibit F     Bill of Sale
Exhibit G     Assignment and Assumption of Guaranties and Warranties
Exhibit H     Assignment and Assumption of Leases
Exhibit I     Assignment and Assumption of Intangibles
Exhibit J     Assignment and Assumption of Contracts
Exhibit K     Service Contracts
Exhibit L     Rent Roll
Exhibit M     Litigation
Exhibit N     Permits
Exhibit O     Tenant Improvements, Free Rent Periods and Leasing Commission
Exhibit P     Tenant Estoppel
Exhibit Q     Notice to Tenants
Exhibit R     Reaffirmation of Representations and Warranties
Exhibit S     Security Deposit Listing
Exhibit T     REA Certificate
Exhibit U     List of Leases

     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.

                        SELLER:

                        REGENCY PARK ASSOCIATES, an Illinois general partnership

                        By: First Capital Income Properties, Ltd. - Series X, a Florida limited partnership, a general partner

                             By:   First Capital Financial Corporation, a
                                   Florida corporation, a general partner

                                   By:_______________________________________
                                   Name:   Norman Field
                                   Title:  Vice-President and Treasurer


                        By: First Capital Income Properties, Ltd. - Series XI, a Florida limited partnership

                             By:   First Capital Financial Corporation, a
                                   Florida corporation

                                   By:_______________________________________
                                   Name:   Norman Field
                                   Title:  Vice-President and Treasurer


                        By: First Capital Income and Growth Fund - Series XII, a Florida limited partnership

                             By:   First Capital Financial Corporation, a
                                   Florida corporation

                                   By:_______________________________________
                                   Name:   Norman Field
                                   Title:  Vice-President and Treasurer

                        PURCHASER:

                        NEW PLAN REALTY TRUST, a Massachusetts business trust

                        By:_______________________________________
                        Name:_____________________________________
                        Its:______________________________________

                                    JOINDER
                                    -------


          The undersigned execute this joinder solely for the purpose of effectuating its obligations arising under Paragraph 18 of this Agreement.


                        FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES X, a Florida limited partnership

                        By: First Capital Financial Corporation, a Florida Corporation

                             By:_______________________________________
                             Name:   Norman Field
                             Title:  Vice-President and Treasurer


                        FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES XI, a Florida limited partnership

                        By:  First Capital Financial Corporation, a
                             Florida corporation

                             By:_______________________________________
                             Name:   Norman Field
                             Title:  Vice-President and Treasurer


                        FIRST CAPITAL INCOME AND GROWTH FUND - SERIES XII, a Florida limited partnership

                        By:  First Capital Financial Corporation,
                             a Florida Corporation

                             By:_______________________________________
                             Name:   Norman Field
                             Title:  Vice-President and Treasurer

                                   EXHIBIT A

                       LEGAL DESCRIPTION OF THE PROPERTY
                       ---------------------------------


A PART OF SECTION 24, TOWNSHIP 2 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE INTERSECTION OF THE NORTHERLY LINE OF LOT 1A AS SHOWN ON THE MAP OF SOUTHSIDE ESTATES UNIT ONE, AS RECORDED IN PLAT BOOK 18, PAGES 55 AND 55A, OF THE CURRENT PUBLIC RECORDS OF SAID COUNTY WITH THE EASTERLY RIGHT OF WAY LINE OF SOUTHSIDE BOULEVARD (STATE ROAD NO. 115); THENCE NORTH 00 DEGREES 13 MINUTES 10 SECONDS WEST ALONG SAID EASTERLY RIGHT OF WAY LINE A DISTANCE OF 92.80 FEET TO AN ANGLE POINT IN SAID RIGHT OF WAY LINE; THENCE NORTH 28 DEGREES 16 MINUTES 05 SECONDS EAST ALONG SAID EASTERLY RIGHT OF WAY LINE A DISTANCE OF 263.68 FEET TO ITS INTERSECTION WITH THE SOUTHEASTERLY RIGHT OF WAY LINE OF ATLANTIC BOULEVARD (STATE ROAD NO. 10); THENCE NORTH 56 DEGREES 45 MINUTES 20 SECONDS EAST ALONG SAID SOUTHEASTERLY RIGHT OF WAY LINE OF ATLANTIC BOULEVARD A DISTANCE OF 592.51 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE NORTH 56 DEGREES 45 MINUTES 20 SECONDS EAST ALONG SAID SOUTHEASTERLY RIGHT OF WAY LINE A DISTANCE OF 80.00 FEET; THENCE SOUTH 33 DEGREES 14 MINUTES 30 SECONDS EAST A DISTANCE OF 199.13 FEET; THENCE NORTH 56 DEGREES 45 MINUTES 20 SECONDS EAST A DISTANCE OF 210.00 FEET; THENCE NORTH 44 DEGREES 13 MINUTES 06 SECONDS EAST A DISTANCE OF 122.47 FEET; THENCE NORTH 33 DEGREES 14 MINUTES 40 SECONDS WEST A DISTANCE OF 172.55 FEET TO THE AFOREMENTIONED SOUTHEASTERLY RIGHT OF WAY LINE OF ATLANTIC BOULEVARD; THENCE NORTH 56 DEGREES 45 MINUTES 20 SECONDS EAST ALONG SAID RIGHT OF WAY LINE A DISTANCE OF 379.24 FEET TO AN ANGLE POINT IN SAID RIGHT OF WAY LINE; THENCE NORTH 56 DEGREES 43 MINUTES 20 SECONDS EAST ALONG SAID SOUTHEASTERLY RIGHT OF WAY LINE OF ATLANTIC BOULEVARD A DISTANCE OF 414.43 FEET TO THE POINT OF A CURVE TO THE RIGHT, SAID CURVE BEING CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 5679.65 FEET; THENCE NORTHEASTERLY ALONG SAID SOUTHEASTERLY RIGHT OF WAY LINE OF ATLANTIC BOULEVARD ALONG AND AROUND SAID CURVE AN ARC DISTANCE OF 58.72 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING AND DISTANCE OF NORTH 57 DEGREES 01; MINUTE 06 SECONDS EAST A DISTANCE OF 58.72 FEET TO THE NORTHWESTERLY CORNER OF LANDS DESCRIBED AND RECORDED IN OFFICIAL RECORDS VOLUME 5591, PAGE 896; THENCE ALONG THE SOUTHWESTERLY, SOUTHEASTERLY AND NORTHEASTERLY LINE OF SAID LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 5591, PAGE 896, THE FOLLOWING THREE COURSES AND DISTANCES: COURSE NO. 1 - SOUTH 33 DEGREES 14 MINUTES 45 SECONDS EAST, 194.58 FEET; COURSE NO. 2 - NORTH 56 DEGREES 45 MINUTES 20 SECONDS EAST, 199.86 FEET; COURSE NO. 3 - NORTH 33 DEGREES 14 MINUTES 40 SECONDS WEST; 36.64 FEET TO THE SOUTHWESTERLY CORNER OF LANDS DESCRIBED AND RECORDED IN OFFICIAL RECORDS VOLUME 5559, PAGE 94; THENCE NORTH 56 DEGREES 45 MINUTES 20 SECONDS EAST ALONG THE SOUTHEASTERLY LINE OF SAID LANDS A DISTANCE OF
100.00 FEET TO THE SOUTHEASTERLY CORNER OF SAID LANDS; THENCE SOUTH 33 DEGREES 14 MINUTES 40 SECONDS EAST A DISTANCE OF 222.87 FEET TO THE POINT OF A CURVE TO THE RIGHT, SAID CURVE BEING CONCAVE WESTERLY AND HAVING A RADIUS OF 480.00 FEET; THENCE SOUTHEASTERLY ALONG AND AROUND SAID CURVE AN ARC DISTANCE OF 376.99 FEET TO THE POINT OF TANGENCY OF SAID CURVE, SAID ARC BEING SUBTENDED BY A CHORD BEARING AND DISTANCE OF SOUTH 10 DEGREES

44 MINUTES 40 SECONDS EAST A DISTANCE OF 367.38 FEET; AND THENCE SOUTH 11 DEGREES 45 MINUTES 20 SECONDS WEST A DISTANCE OF 731.43 FEET; THENCE SOUTH 89 DEGREES 42 MINUTES 25 SECONDS WEST A DISTANCE OF 731.43 FEET; THENCE SOUTH 89 DEGREES 42 MINUTES 25 SECONDS WEST A DISTANCE OF 1077.35 FEET; THENCE NORTH 33 DEGREES 14 MINUTES 30 SECONDS WEST A DISTANCE OF 651.44 FEET TO THE POINT OF BEGINNING.


THE PARTIES AGREE THAT, UPON RECEIPT OF THE TITLE COMMITMENT AND SURVEY, THE LEGAL DESCRIPTION WILL BE REVISED ACCORDINGLY.

                                   EXHIBIT B

                               ESCROW AGREEMENT
                               ----------------


     THIS ESCROW AGREEMENT is made and entered into on this 8th day of May, 1997, by and among REGENCY PARK ASSOCIATES, an Illinois general partnership ("SELLER"), NEW PLAN REALTY TRUST, a Massachusetts business trust (the "PURCHASER") and CHICAGO TITLE INSURANCE COMPANY (the "ESCROW AGENT");

                                  WITNESSETH:
                                  ----------

     WHEREAS, Seller and Purchaser have entered into an agreement dated May __, 1997 (the "AGREEMENT"), providing for the sale by Seller of property located in Jacksonville, Florida and known as Regency Park Shopping Center (the "PROPERTY"); and

     WHEREAS, the parties wish to enter into this Escrow Agreement to provide for the holding and disposition of the earnest money under the Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

1. Concurrently with execution of this Escrow Agreement, Purchaser has delivered to Escrow Agent funds in the amount of $300,000.00, (the "EARNEST MONEY"). Escrow Agent acknowledges receipt of a check or funds representing the Earnest Money.

2. On or before forty (40) days after the date hereof (the "DUE DILIGENCE DATE"), Purchaser may deliver to Escrow Agent and Seller a "SATISFACTION NOTICE" (as defined in the Agreement). In the event that Purchaser does not deliver to Escrow Agent and Seller the Satisfaction Notice on or before the Due Diligence Date, Escrow Agent shall promptly deliver to Purchaser the Earnest Money, together with all interest earned thereon, and this Escrow Agreement shall be null and void.

3. Unless terminated pursuant to Paragraph 2 above, on the date which is forty-five (45) days after the date hereof or at such other date as Seller and Purchaser may, in writing, advise Escrow Agent is the applicable closing date (the "CLOSING DATE"), and provided Seller has satisfied all its conditions to Closing, Seller has delivered to Escrow Agent fully executed closing documents and Escrow Agent is prepared to deliver a marked-up title commitment to Purchaser in accordance with the terms of the Agreement, Escrow Agent shall deliver all funds then held in the escrow to Seller. However, if Purchaser has delivered an Affidavit of Seller's Default to Escrow Agent, on or before the Closing Date, in substantially the form of SCHEDULE 1, subscribed and sworn to by Purchaser, specifying the default or defaults of Seller, then Escrow Agent shall not deliver the funds to Seller, but shall continue to hold the funds until advised in writing by both Seller and Purchaser or until directed by judicial order to disburse the funds.

4. Escrow Agent shall invest the funds in an interest bearing account, in a financial institution which has FDIC insurance covering up to $100,000 of such funds. Interest shall accrue to the benefit of Purchaser.

5. It is agreed that the Escrow Agent shall have no obligation or liability hereunder except as a depositary to retain the cash which may be deposited with it hereunder and to dispose of the same in accordance with the terms hereof. The Escrow Agent shall be entitled to rely and act upon any written instrument received by it from either party, and if a corporation or trust, purporting to be executed by an officer thereof, and if a partnership, purporting to be executed by a general partner thereof and shall not be required to inquire into the authority of such officer or partner or the correctness of the facts stated in said instrument. Upon disposition by the Escrow Agent, in accordance with the terms hereof, of the cash deposited with the Escrow Agent hereunder, the Escrow Agent shall be fully and finally released and discharged from any and all duties, obligations, and liabilities hereunder.

6. In the event of a dispute between any of the parties hereto as to their respective rights and interests hereunder, the Escrow Agent shall be entitled to hold any and all cash then in its possession hereunder until such dispute shall have been resolved by the parties in dispute and the Escrow Agent shall have been notified by instrument jointly signed by all of the parties in dispute, or until such dispute shall have been finally adjudicated by a court of competent jurisdiction or to interplead the funds into a court of competent jurisdiction.

7. Any notice which any party may deemed to have been duly given when personally delivered, against receipt therefor signed by be required or may desire to the party to whom the notice is given, or with respect to any party other than the Escrow Agent, give hereunder shall be on the next business day if sent by overnight courier, the same day as given if sent by facsimile transmission and received by 5:00 p.m. Chicago time, or on the fourth business day after mailing by certified or registered mail, postage prepaid, addressed as set forth below, or to such other address as a party hereto may designate by a notice to the other parties. Any notice mailed, sent by facsimile transmission, or given to the Escrow Agent shall be deemed given only when received. The parties shall have the right to direct their attorneys to deliver notices hereunder.


Seller:                                          Purchaser:

c/o Equity Properties and Development            New Plan Realty Trust
Limited Partnership                              1120 Avenue of the Americas
Suite 1000                                       New York, New York  10036
Two North Riverside Plaza                        Attention:  General Counsel
Chicago, Illinois                                (212) 869-3000
Attention:  George C. Touras, Esq.               (212) 302-4776 (FAX)
          General Counsel and
          Executive Vice-President
(312) 466-3635
(312) 454-0359 (FAX)

Copy to:                                         Copy to:

Katten Muchin & Zavis                            Altheimer & Gray
525 West Monroe                                  10 South Wacker Drive
Suite 1600                                       Suite 4000
Chicago, Illinois  60606                         Chicago, Illinois  60606
Attn: Daniel J. Perlman, Esq.                    Attention:  Robert M. Horwitch, Esq.
(312) 902-5532                                   (312) 715-4000
(312) 902-1061 (FAX)                             (312) 715- 4800 (FAX)


Escrow Agent:

Chicago Title Insurance Company
171 North Clark Street
Chicago, Illinois  60601
Attn: _________________
(312) 223-2000
(312) ________ (FAX)

8. The Escrow Agent hereby agrees to accept, as Escrow Agent hereunder, all cash and other monetary deposits deposited hereunder, and agrees to hold and dispose of said cash and other monetary deposits deposited hereunder in accordance with the terms and provisions hereof, to all of which terms and provisions the Escrow Agent hereby consents and agrees.

9. This Escrow Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

10. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11. This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of Purchaser by the trustees or officers thereof in their representative capacity under the Amended and Restated Declaration of Trust of New Plan Realty Trust dated as of January 15, 1996 and not individually, and bind only the trust estate of Purchaser, and no trustee, officer, employee, agent or shareholder of Purchaser shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Purchaser thereunder, and any person or entity dealing with Purchaser in connection therewith shall look solely to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking hereunder. Seller and Escrow Agent acknowledge and agree that each agreement and other document executed by Purchaser in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.


                           [EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed the day and year first above written.

                              PURCHASER:
                              ---------


                              NEW PLAN REALTY TRUST, a Massachusetts
                              business trust


                              By:
                                 -----------------------------------
                              Name:
                                   ---------------------------------
                              Its:
                                  ----------------------------------

                              SELLER:
                              ------


                              REGENCY PARK ASSOCIATES, an Illinois general partnership

                              By: First Capital Income Properties, Ltd.-Series X, a Florida limited partnership, a general partner

                                   By:  First Capital Financial Corporation, a
                                        Florida corporation, a general partner


                                        By:
                                           -------------------------
                                        Name:
                                             -----------------------
                                        Its:
                                             -----------------------


ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY


By:
   --------------------
Its:  Authorized Agent

                                  SCHEDULE 1

                         AFFIDAVIT OF SELLER'S DEFAULT
                         -----------------------------


State of      )
              ) SS.
County of     )


     The undersigned, having been first duly sworn, does hereby affirm, depose and state that Regency Park Associates, an Illinois general partnership, as Seller under that certain Agreement of Sale dated May 8, 1997, providing for the sale of property located in Jacksonville, Florida and known as Regency Park Shopping Center has defaulted under the Agreement of Sale in the following respects:



     The undersigned demands return of all earnest money deposited under the Agreement of Sale pursuant to his right therein.

     IN WITNESS WHEREOF, the undersigned has executed this Affidavit on this ___ day of April, 1997.

                              NEW PLAN REALTY TRUST, a Massachusetts
                              business trust


                              By:
                                 -----------------------------------
                              Name:
                                   ---------------------------------
                              Its:
                                   ---------------------------------




Subscribed and sworn to before
me, a Notary Public in and for
said County and State.



-----------------------------------
     Notary Public

                                  EXHIBIT C-1

                             NEW PLAN REALTY TRUST

                              SURVEY INSTRUCTIONS
                              -------------------

     The Survey will be prepared in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1992, and include items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(b)(2), 7(c), 8, 9, 10, 11 and 13 on Table A thereof and pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of the surveyor's certification) of an "Urban" survey. Without limiting the foregoing, such Survey shall show: (i) the location of the perimeter of the Land by courses and distances and its square footage and acreage, (ii) the location of all improvements and the relationship thereof by distances to the perimeter of the Land, the building and set-back lines, and the street lines, (iii) the lines of the streets abutting the Land and the width of such streets, (iv) any encroachments and the extent thereof in feet and inches upon the Land, (v) any encumbrances of a physical nature, (vi) the location, by spotting, of any improvements on adjoining property within ten feet of the perimeter of the Land and (vii) the square footage of the footprint of each separate store premises. Such Survey also shall show all zoning and zoning-related data and information required by Purchaser and Title Company and said surveyor shall cooperate with and assist whomever shall be working towards and furnishing zoning and zoning-related compliance assurances and coverages to Purchaser.

                                     C-1-1

SURVEY REVIEW
-------------

          a.   General:

               i.   Legend:
                    1)   Surveyor's name
-------             2)   Surveyor's phone and fax number
-------             3)   Surveyor's address
-------             4)   Surveyor's job number
-------             5)   Date ore revision date
-------             6)   General description of property (street addresses)
-------             7)   Scale
-------
-------       ii.   North arrow and basis of bearings
-------      iii.   Legend for symbols
-------       iv.   Vicinity Map

          b.   Legal Description:

               i.   Caption:
-------             1)   State reference
-------             2)   County reference
-------       ii.   Coordination of description:
-------             1)   Metes and bounds calls compared with drawing (trace
                         legal description on drawing)
-------             2)   Compared with Title Policy
-------      iii.   Insured easements descriptions

          c.   Certificate:

-------        i.   Signed
-------       ii.   Sealed
-------      iii.   Dated
              iv.   Addressed to:
                    1)   Purchaser
-------             2)   Lender
-------             3)   Title Company
-------        v.   Certified as shown on Exhibit A attached hereto
-------
          d.   Notes:

-------        i.   Set-back and height restrictions (if any)
              ii.   Flood Hazards:
-------             1)   None exists
-------             2)   Exists (Reference to applicable flood insurance rate
                         map)
-------      iii.   Specify easements that are blanket easements that apply to property but cannot be located on drawing, or note that
                    certain exceptions shown on the title commitment do not
                    apply to property
-------       iv.   Applicable zoning classification
               v.   Fault Lines:
-------             1)None exists
-------             2)   Exist (Reference to recent map of fault lines)

                                     C-1-2


-------       vi.   Indicate number of regular and handicapped vehicular parking spaces

         e.    Drawing:

-------        i.   Point of Commencement:  shown and labelled
-------       ii.   Bearing and distance to Point of Beginning
-------      iii.   Point of Beginning shown and labelled
              iv.   Boundary lines:
-------             1)   Bearing (direction in degrees, minutes, seconds or
                         curves)
-------             2)   Distances (feet and hundredths of feet)
-------             3)   Legal description closes
-------        v.   Adjoining property shown and labelled
-------       vi.   Total gross acreage and square footage
-------      vii.   Access to public street:
-------             1)   Label streets as "Dedicated, accepted and open public
                         street"
-------             2)   Label right-of-way line on drawing which should be
                         contiguous with boundary line
-------             3)   Show width of right-of-way
            viii.   Title Exceptions located and labelled:
-------             1)   Name of document or easement
-------             2)   Located and shown; if feasible, location of easements
                         should be color-coded with title exceptions
-------             3)   Dimensions
-------             4)   Recording data given
              ix.   Set-back lines:
-------             1)   Shown
-------             2)   Labelled (Plat, ordinance or restrictive covenant
                         reference)
               x.   Insured easements:
-------             1)   Shown and labelled
-------             2)   Bearing and distances
-------             3)   Coordination of description (Title, survey and
                         documents)
              xi.   Improvements:
-------             1)   Shown and labelled
-------             2)   Horizontal distances shown
-------             3)   Vertical distances (height) shown
-------             4)   Distances to boundaries, easements, streets,
                         set-back lines
-------             5)   Square footage of footprint of each building (and if a
                         shopping center, each store premises within the
                         building)
             xii.   Encroachments from or onto adjoining properties or onto
                    easements:
-------             1)   Dimensions
-------             2)   Details
-------             3)   Type
            xiii.   Fences:
-------             1)   On boundary line
-------             2)   Encroachment onto adjacent property
-------             3)   Protrusion into subject property

             xiv. Utility lines and facilities (e.g. telephone, water, gas, electric, storm sewers, sanitary sewers, cable):

                                     C-1-3

____                1)     Shown and labelled to extent feasible (can be based
                           on utility or engineering drawings), including
                           indication that they originate from a public way or
                           easements benefitting property
____                2)     Type and size
____                3)     Source of information
               xv.  Parking:
____                1)     Shown
____                2)     Designate as regular or handicapped vehicular spaces
              xvi.  Multiple tracts:
____                1)     No gaps
____                2)     Common boundary line called and tied
____         xvii.  Curbs, driveways and sidewalks, including all curb-cuts shown
____        xviii.  Any physical objects not reflected in title commitment
____          xix.  Water bodies and courses shown

                                     C-1-4

                                  SCHEDULE 1


PARKING TABULATIONS                          EXISTING PARKING
-------------------------------------------------------------

Zoning Classifications =______      Handicapped Spaces (___ X ___) = ____
                                              Regular Spaces    (__ X __) = ____
REQUIRED REGULAR SPACES: (if for retail)___________________  TOTAL   = ___
-----------------------

ZONING ______________

RETAIL SHOPS:
1 space per each ________ S.F.  = __________

ON-SITE RESTAURANT:
1 space per each _____ seats    = __________

ZONING ______________

Professional Offices:
1 space per each _______S.F.    = __________

Spaces Required:           = _________ spaces
Spaces Provided:           = _________ spaces

HANDICAPPED SPACES:
------------------

Spaces Required:           = _______% of total spaces = __________ spaces
Spaces Provided:           = _________ spaces

                                  EXHIBIT C-2
                                  -----------

                             SURVEYOR CERTIFICATE
                             --------------------


     The undersigned hereby certifies to New Plan Realty Trust, Regency Park Associates and Chicago Title Insurance Company that the Survey prepared by me entitled "Land Title Survey" was actually made upon the ground and that it and the information, courses and distances shown thereon are correct; that the title lines and lines of actual possession are the same; and the Survey correctly shows: (i) the size, location and type of all buildings, structures and other improvements situated on the premises described therein; that, except as shown, there are (A) no visible or recorded easements or rights-of-way across said premises or any other easements or rights-of-way of which the undersigned has been advised or which appear from a careful inspection of said premises, (B) no party walls, (C) no encroachments on adjoining premises, easements, streets or alleys by any of said buildings, structures or other improvements, and (D) no encroachments on said premises by buildings, structures or other improvements situated on the adjoining premises; (ii) the courses and measured distances of the exterior property lines of the premises and any easements located on or affecting the same premises; (iii) the location and number of regular and handicapped parking spaces and the total square foot area of said premises and any easements located on or affecting said premises; (iv) the dimensions of all improvements on said premises at ground surface level and the distance therefrom to the nearest facing exterior property lines of said premises; and (v) the scale, the north direction, the beginning point, the distance to the nearest intersection, street and point of reference from which said premises are measured, the width of the street or streets on which said premises abut, the lot and block number shown on any field map to which reference is made in the legal description of said premises together with the filing date of such map and an accurate reference to the real estate records of _________________, _______________, identifying all easements of record crossing or affecting said premises. The undersigned further certifies that all streets abutting said premises and all means of ingress and egress for said premises have been completed, dedicated and accepted by the City of _______________. The undersigned further certifies that there are no volitions of zoning ordinances, restrictions or other rules and regulations with reference to the location of said buildings and improvements and that all utility services required for the operation of said premises either enter said premises through adjoining public streets, or the Survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land; that the Survey shows the location and direction of all storm drainage systems for the collection and disposal of all roof and surface drainage, and that any discharge into streams, rivers or other conveyance system is shown on the Survey. Except as shown on the Survey, no part of said premises lies within a 100-year flood plain or in an identified "flood prone area" or an area which is subject to "special flood hazard" as defined by the U.S. Department of Housing and Urban Development, pursuant to the Flood Disaster Act of 1973, as amended, and as depicted on any maps entitled "Flood Insurance Rate Map," "Flood Hazard Floodway Boundary Map," "Flood Hazard Boundary Map" or "Flood boundary Floodway Map" published by the Federal Emergency Management Agency or a Flood Hazard Boundary Map published by the U.S. Department of Housing and Urban Development. There is no fault line on any portion of the premises as disclosed by a careful visual inspection of the premises or as indicated on the most recent map of fault lines in the County in which the premises are located, prepared by the Department of Interior, U.S. Geological Survey in cooperation with the National Aeronautics and Space Administration.


                                              __________________________________
                                              By:_______________________________

                                     C-2-1

                                   EXHIBIT D

                             SPECIAL WARRANTY DEED
                             ---------------------


STATE OF FLORIDA      )
                      )         [TO CONFORM TO FLORIDA]
_____________ COUNTY  )


     KNOW ALL MEN BY THESE PRESENTS, That in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, in hand paid by the grantee herein, the receipt of which is hereby acknowledged, REGENCY PARK ASSOCIATES, an Illinois general partnership ("Grantor"), does by these presents, sell, grant, bargain and convey unto NEW PLAN REALTY TRUST, a Massachusetts business trust (hereinafter referred to as "Grantee"), the real estate, situated in ___________________________ County, Florida, to-wit:

     See EXHIBIT A which is attached hereto and incorporated herein by reference.

SUBJECT TO:

     1.   Taxes for the year 1997 which are not yet due and payable.

     2. Those matters set forth on EXHIBIT B, a copy of which is attached hereto and incorporated herein by reference.

     TO HAVE AND TO HOLD, To the said Grantee, its heirs and assigns, forever. And said Grantor does, for itself, its successors and assigns, covenant with said Grantee, its successors and assigns, that it is lawfully seized in fee simple of said real estate, that said real estate is free from all encumbrances unless otherwise noted above, that it has a good right to sell and convey the same as aforesaid, and that it will, and its successors and assigns shall warrant and defend the same to the said Grantee, its successors and assigns forever, against the lawful claims of all persons claiming by, through or under Grantor, but not otherwise.

     IN WITNESS WHEREOF, the said Grantor has hereto set its signatures this the ______ day of _______________, 1997.


WITNESSES:           REGENCY PARK ASSOCIATES, an Illinois
                     general partnership

                     By:  First Capital Income Properties, Ltd. - Series X, a
                          Florida limited partnership, a general partner
------------
Print Name           By:  First Capital Financial Corporation, a Florida
                          corporation, a general partner


                          By:_____________________________
_______________           Name:___________________________
                          Its:____________________________
_______________
Print Name



STATE OF FLORIDA        )
                        )
_______________ COUNTY  )


     The foregoing instrument was acknowledged before me this _______ day of __________________, 1997 by: ______________________________, who is personally known to me and who presented a driver's license as identification and did not take an oath and who executed same for the purposes set forth herein.

     Given under my hand and official seal this _______ day of _____________, 1997.

                             ____________________________________
                             Notary Public
                             My Commission Expires:______________

Prepared by:

     ________________
     ________________
     ________________
     ________________


Send Tax Notice to:

     New Plan Realty Trust
     1120 Avenue of the Americas
     New York, New York 10036

                                   EXHIBIT A

                               LEGAL DESCRIPTION
                               -----------------

                                   EXHIBIT B

                                  EXCEPTIONS
                                  ----------

                                   EXHIBIT E

                      CERTIFICATION OF NON-FOREIGN STATUS
                      -----------------------------------

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform New Plan Realty Trust, a Massachusetts business trust (the "Transferee") that withholding of tax is not required upon the disposition of a U.S. real property interest by REGENCY PARK ASSOCIATES, an Illinois general partnership (the "Transferor"), the undersigned hereby certifies to Transferee on behalf of the Transferor:

     1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2.  The Transferor's U.S. employer identification number is _____________;
and

     3.   The Transferor's office address is ___________________________

     The undersigned understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     This Certification is made with the knowledge that New Plan Realty Trust, a Massachusetts business trust, is relying upon this Certification in purchasing property from the Transferor.

     Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.



Date:_________________



WITNESSES:                            REGENCY PARK ASSOCIATES, an Illinois
                                      general partnership


______________________                By:  First Capital Income Properties,
                                           Ltd. - Series X, a Florida limited
______________________                     partnership, a general partner
Print Name

                                           By:  First Capital Financial
                                                Corporation, a Florida
                                                corporation, a general partner

______________________                          By:__________________________
Print Name                                      Name:________________________
                                                Its:_________________________

                                   EXHIBIT F

                                 BILL OF SALE
                                 ------------

STATE OF FLORIDA      )
                      )
____________ COUNTY   )


     KNOW ALL PERSONS BY THESE PRESENTS, that for good and valuable consideration, and in consummation of that certain purchase of Regency Park Shopping Center, Jacksonville, Florida (the "Property") between REGENCY PARK ASSOCIATES, an Illinois general partnership (the "Grantor"), and NEW PLAN REALTY TRUST, a Massachusetts business trust (the "Grantee"), the undersigned Grantor does hereby sell, assign, transfer, grant, deliver, effective as of _______ a.m. on ____________________, 1997, all of the property and assets set forth below.

     TO HAVE AND TO HOLD, said property and assets unto the Grantee, its successors and assigns, to and for its or their use forever:

     1. All of the personal property set forth on EXHIBIT A, and also all other furniture, furnishings, fixtures, equipment, maintenance vehicles and tools and personal property which is located at or used in connection with the Property, excluding therefrom any of the foregoing non-EXHIBIT A items owned by tenants located on the Property and excluding computer software.

     2. All phone listings under the name Regency Park Shopping Center (other than Grantor's corporate listing) and the right to use the phone numbers for such listings.

     Grantor does hereby warrant, covenant and agree with Grantee that it:

          (a) has good and marketable title to all of its property and assets hereby sold, transferred and assigned to Grantee and all right and power to assign the same and that all property and assets are free and clear of all liens, claims and encumbrances; and

          (b) will warrant and defend the sale of said property and assets against all and every person or persons whomsoever otherwise claiming by, through or under Grantor but not otherwise, other than with respect to liabilities and obligations being assumed by Grantee.

     GRANTEE HEREBY WAIVES ANY AND ALL WARRANTIES OF MERCHANTABILITY OR WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PERSONAL PROPERTY BEING TRANSFERRED BY THIS INSTRUMENT.

      IN WITNESS WHEREOF, Grantor has caused these presents to be executed on its behalf by its _____________________ on this _________ of
________________________, 1997.



WITNESSES:                REGENCY PARK ASSOCIATES, an Illinois general
                          partnership

                          By:  First Capital Income Properties, Ltd.- Series X,
__________________             a Florida limited partnership, a general partner

__________________
Print Name
                          By: First Capital Financial Corporation, a Florida corporation, a general partner
__________________

__________________             By:___________________________
Print Name                     Name:_________________________
                               Its:__________________________



STATE OF FLORIDA        )
                        )
_____________ COUNTY    )


     The foregoing instrument was acknowledged before me this _____ day of ___________, 1997 by: ___________________, ___________________ of
________________________________, who is personally known to me and who presented a driver's license as identification and did not take an oath and who executed same for the purposes set forth herein.

     Given under my hand and official seal this _____ day of ______________, 1997.

                             ________________________________
                             Notary Public
                             My Commission Expires:__________

                                   EXHIBIT A

                               PERSONAL PROPERTY
                               -----------------

                                   EXHIBIT G


STATE OF FLORIDA            )
                            )
_________________ COUNTY    )


                    ASSIGNMENT OF GUARANTIES AND WARRANTIES
                    ---------------------------------------


     THIS ASSIGNMENT made on this the _____ day of ___________________, 1997, by REGENCY PARK ASSOCIATES, an Illinois general partnership (herein, the "Assignor"), to NEW PLAN REALTY TRUST, a Massachusetts business trust (herein, the "Assignee").

                               R E C I T A L S:
                               - - - - - - - -


     A. Effective contemporaneously herewith, pursuant to a Real Estate Sale Agreement between Assignor and Assignee (the "SALE AGREEMENT") Assignor has conveyed to Assignee certain real property described on EXHIBIT A (the "Property") located in ____________ County, Florida.

     B. In connection with the sale of the Property, Assignor agreed to transfer, convey and assign to Assignee all guaranties, warranties and indemnifications with respect to Assignor's real property, improvements and personal property (the "Guaranties and Warranties").

     C. Assignor possesses all right, title, and interest in and to the Guaranties and Warranties, and Assignor desires to sell, assign, convey, and transfer the Guaranties and Warranties, and Assignee desires to accept said sale, assignment, conveyance, and transfer upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the purchase of the Property and of the mutual covenants herein set forth and for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto agree as follows:

     1. Assignor hereby sells, assigns, and transfers to Assignee all of Assignor's interest in and to all of Assignor's Guaranties and Warranties in favor of Assignor for all personal property conveyed to Assignee, including electrical appliances, refrigerators, ovens or other personal property, all real property, roof, structural portions of the building, paving, and otherwise, as well as any termite bonds on the Property.

     2. This Assignment shall be binding on the successors and assigns of the parties hereto. The parties hereto shall execute such further and additional documents as may be necessary to evidence or carry out the provisions of this Assignment.


     3. The terms of limitation of liability contained in Section 12 of the Sale Agreement are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties hereto have executed or have caused this Assignment to be properly executed on the day and year set forth above.


WITNESSES:             ASSIGNOR:

________________       REGENCY PARK ASSOCIATES, an Illinois general partnership

________________       By:  First Capital Income Properties, Ltd.-Series X, a
Print Name                  Florida limited partnership, a general partner

                       By:  First Capital Financial Corporation, a Florida
________________            corporation, a general partner

________________            By:__________________________
Print Name                  Name:________________________
                            Its:_________________________

                                   EXHIBIT H

           ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS
           ---------------------------------------------------------


KNOW ALL MEN BY THESE PRESENTS:

     THAT REGENCY PARK ASSOCIATES, an Illinois general partnership ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby effective ________________, 1997 (the "Effective Date"), assign, transfer and set over absolutely unto NEW PLAN REALTY TRUST, a Massachusetts business trust ("Assignee"), those certain leases described on attached EXHIBIT A (the "Leases"), together with all of Assignor's right, title and interest thereunder and any and all deposits made thereunder by way of security, if any, and any accrued interest thereon, subject, however, to all the terms covenants and conditions contained therein.

     The Assignee hereby assumes and covenants to perform all of the obligations of the Assignor under the Leases from and after the date hereof, including, without limitation, the obligation to return the security deposits under the Leases, if required by the Leases and only to the extent delivered by Assignor to Assignee.

     The terms of limitation of liability contained in Section 12 of that certain Real Estate Sale Agreement (the "Sale Agreement") between Assignor and Assignee for the sale of Regency Park Shopping Center, Jacksonville, Florida, are incorporated herein by reference.

     This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of Purchaser by the trustees or officers thereof in their representative capacity under the Amended and Restated Declaration of Trust of New Plan Realty Trust dated as of January 15, 1996 and not individually, and bind only the trust estate of Purchaser, and no trustee, officer, employee, agent or shareholder of Purchaser shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Purchaser thereunder, and any person or entity dealing with Purchaser in connection therewith shall look solely to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking hereunder. Seller acknowledges and agrees that each agreement and other document executed by Purchaser in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.

     IN WITNESS WHEREOF, Assignor and Assignee have caused their hands and seals to be set this _____ day of ________________, 1997.


WITNESSES:           ASSIGNOR:

                     REGENCY PARK ASSOCIATES, an Illinois general partnership
_________________
                     By:  First Capital Income Properties, Ltd. - Series X, a
_________________         Florida limited partnership, a general partner
Print Name

                     By: First Capital Financial Corporation, a Florida corporation, a general partner

_________________
                          By:
_________________         Name:
Print Name                Its:

                     ASSIGNEE:


                     NEW PLAN REALTY TRUST, a Massachusetts business trust


                     By:________________________
                     Name:______________________
                     Its:_______________________

                                   EXHIBIT I

                           ASSIGNMENT OF INTANGIBLES
                           -------------------------

STATE OF FLORIDA          )
                          )
______ COUNTY             )


     THIS ASSIGNMENT made as of the _____ day of ___________________, 1997, by REGENCY PARK ASSOCIATES, an Illinois general partnership (herein, the "Assignor"), to NEW PLAN REALTY TRUST, a Massachusetts business trust (herein, the "Assignee").

                               R E C I T A L S:
                               - - - - - - - -

     A. Effective as of the date hereof, Assignor has conveyed to Assignee certain real property described on EXHIBIT A (the "Property") located in Jacksonville, Florida.

     B. In connection with the sale of the Property, Assignor agreed to transfer, convey and assign to Assignee all of its transferable rights in any intangibles and intellectual property with respect to the Property (the "Intangibles"). The Intangibles are described on EXHIBIT B which is attached hereto and incorporated herein by reference.

     C. Assignor desires to sell, assign, convey, and transfer all of its rights in the Intangibles, and Assignee desires to accept said sale, assignment, conveyance, and transfer upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the purchase of the Property and of the mutual covenants herein set forth and for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto agree as follows:

     1. Assignor hereby sells, assigns, and transfers to Assignee all of Assignor's interest in and to the Intangibles in favor of Assignor.

     2. This Assignment shall be binding on the successors and assigns of the parties hereto. The parties hereto shall execute such further and additional documents as may be necessary to evidence or carry out the provisions of this Assignment.

     3. The terms of limitation of liability contained in Section 12 of that certain Real Estate Sale Agreement between Assignor and Assignee for the sale of Regency Park Shopping Center, Jacksonville, Florida, are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties hereto have executed or have caused this Assignment to be properly executed on the day and year set forth above.

WITNESSES:                         ASSIGNOR:

                                   REGENCY PARK ASSOCIATES, an Illinois
_________________                  general partnership

_________________                  By:  First Capital Income Properties, Ltd.-
Print Name                              Series X, a Florida limited partnership,
                                        a general partner

_________________                       By:  First Capital Financial
                                             Corporation, a Florida
                                             corporation, a general partner

_________________                            By:
Print Name                                       -------------------------------
                                             Name:
                                                   -----------------------------
                                             Its:
                                                  ------------------------------

                                   EXHIBIT A

                               LEGAL DESCRIPTION
                               -----------------

                                   EXHIBIT B



1. All trademarks, including the name "Regency Park Shopping Center" (registered or common law).

2.   All service marks.

3.   All logo's and design criteria for the same.

4.   All copyrights.

5. All media related materials, including current advertising in place, phone listings, marketing plans, drawings, manuals and information related to same.

6. All rights to plans, specifications, design criteria and architectural plans for improvements on the Property.

                                   EXHIBIT J

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS
                     --------------------------------------


KNOW ALL MEN BY THESE PRESENTS:


  THAT REGENCY PARK ASSOCIATES, an Illinois general partnership ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby effective as of ________________, 1997 (the "Effective Date"), assign, transfer and set over absolutely unto NEW PLAN REALTY TRUST, a Massachusetts business trust ("Assignee"), all of Assignor's right, title and interest in and to those certain contracts described on attached EXHIBIT A (the "Contracts").

  The Assignee hereby assumes and covenants to perform all of the obligations of the Assignor under the Contracts from and after the date hereof.

  The terms of limitation of liability contained in Section 12 of that certain Real Estate Sale Agreement between Assignor and Assignee for the sale of Regency Park Shopping Center, Jacksonville, Florida, are incorporated herein by reference.

  This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of Purchaser by the trustees or officers thereof in their representative capacity under the Amended and Restated Declaration of Trust of New Plan Realty Trust dated as of January 15, 1996 and not individually, and bind only the trust estate of Purchaser, and no trustee, officer, employee, agent or shareholder of Purchaser shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Purchaser thereunder, and any person or entity dealing with Purchaser in connection therewith shall look solely to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking hereunder. Seller acknowledges and agrees that each agreement and other document executed by Purchaser in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.

  IN WITNESS WHEREOF, Assignor and Assignee have caused their hands and seals to be set as of the _____ day of ________________, 1997.




WITNESSES:                        ASSIGNOR:

                                  REGENCY PARK ASSOCIATES, an Illinois
                                  general partnership
-----------------------------
                                  By:  First Capital Income Properties, Ltd.-
-----------------------------
Print Name                             Series X, a Florida limited partnership,
                                       a general partner

                                       By:  First Capital Financial
-----------------------------               Corporation, a Florida
                                            corporation, a general partner

-----------------------------
Print Name                                  By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                --------------------------------


                                  ASSIGNEE:

                                  NEW PLAN REALTY TRUST, a
                                  Massachusetts business trust


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Its:
                                      ------------------------------------------

                                   EXHIBIT A

                               LIST OF CONTRACTS
                               -----------------

                                   EXHIBIT K

                               SERVICE CONTRACTS
                               -----------------

 SERVICE CONTRACTS - REGENCY PARK
 --------------------------------


 1.  Clean Sweepers d/b/a Duval Sweeping   (sweeping)
 2.  Intercon Security                     (security)
 3.  Grass Master Lawn Care & Landscaping  (landscaping)
 4.  High Pressure Sales                   (contract sidewalks)
 5.  Orkin                                 (pest control)
 6.  Florida Sound Engineering Company     (sound systems)

                                   EXHIBIT L

                                   RENT ROLL
                                   ---------

                                   EXHIBIT M

                                   LITIGATION
                                   ----------


 1. Clothestime filed for protection pursuant to the U.S. Bankruptcy Code, Case No. SA95-22533-J.W. through SA95-22538-J.W., U.S. Bankruptcy Court, Central District of California.

                                   EXHIBIT N

                                    PERMITS
                                    -------


    1.  Building Permit No. 54831, dated November 5, 1996

    2.  Building Permit No. 44554, dated September 5, 1996

                                   EXHIBIT O

                     TENANT IMPROVEMENTS, FREE RENT PERIODS
                     --------------------------------------
                             AND LEASING COMMISSION
                             ----------------------


 Third Party Broker Fees

 TENANT             AMOUNT OWED
 ------             -----------

  None                   None


  Free Rent Periods

  TENANT            AMOUNT OWED
  ------            -----------

 David's Bridal           $37,848.03
   5/97 - 3/98
 AT&T Wireless            $12,350.00
   Has not commenced.

 Tenant Improvements and Concessions

 TENANT             AMOUNT OWED
 ------             -----------

  None                   None

                                   EXHIBIT P


 ------------------------------------------------------------------------------
    __________________________________
 (Tenant)
     (Shopping Center)


                             ESTOPPEL CERTIFICATE
 LANDLORD:

 ____________________________________________________________________
 TENANT:

 ____________________________________________________________________
 COVERING PREMISES:

 ____________________________________________________________________
 (Shopping Center)             (City, State)



 The undersigned ("Tenant") hereby certifies to New Plan Realty Trust and ________________________________________________ ("Landlord"), as follows with respect to the Tenant's lease of the Premises at the Shopping Center:

 1. Tenant is the tenant under said lease ("Lease") described in EXHIBIT A and attached hereto.

 2. The Lease is in full force and effect and has not been assigned or subleased by Tenant, and has not been supplemented, modified, or amended and there do not exist any other agreements concerning the Premises whether oral or written, between the Landlord (or its predecessors or successors) under the Lease and Tenant, except as set forth in EXHIBIT A hereto.

 3. Tenant is entitled to no offsets, deductions, credits, or rent abatements whatsoever with respect to rentals or other charges which will be owing under the Lease or any other agreement described in EXHIBIT A hereto, except as set forth in EXHIBIT A hereto.

 4. None of the matters set forth in EXHIBIT A hereto are untrue or incorrect and, without limitation on the foregoing, there are, with respect to the lease, no options to renew or expand, security deposits or prepaid rent or liens, except as set forth in EXHIBIT A hereto.


 5. Tenant has accepted possession of the Premises and each of the obligations on the Landlord's part to be performed to date under the Lease or under any other agreement described in EXHIBIT A hereto has been performed and there are no defaults by Landlord or Tenant, other acts on the Landlord's part, known to Tenant which with the passage of time or the giving of notices or both would ripen into any such default under the Lease or under any such other agreements, except as stated in EXHIBIT A hereto.

 6. As of the date hereto, no basic rent or additional rent is due to Landlord except as set forth in EXHIBIT A hereto. No rent under the Lease has been paid more than thirty (30) days in advance of its due date.

 7. We have no notice of a prior assignment, hypothecation or pledge of rents of the Lease or any other agreement described in EXHIBIT A other than to Landlord's mortgage lender.

 8. There are no actions, either voluntary or involuntary, pending against us under the bankruptcy laws of the United States or the bankruptcy laws of any state.

 9. Tenant has received no allowances or concessions (including rent-free concessions) that remain outstanding.

 10. Tenant has no knowledge of any broker or other intermediary who is entitled to receive any leasing, brokerage or other compensation out of or with respect to rentals or other payments or rights or obligations under the Lease or with respect of the Lease itself.

 11. Landlord has not waived the fully and timely observance or performance by Tenant of any of the agreements, covenants, terms or conditions to be observed or performed by Tenant under the Lease.

 12. To the best of Tenant's knowledge, Tenant has never permitted or suffered the generation, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or materials in, on or about the Premises or any adjacent property.

 13.  Tenant's address for notice purposes under the Lease is_______________
 _________________________________________________________.

 This certificate is made for the benefit of New Plan Realty Trust and Regency Park Associates, their successors or assigns and shall bind the successor and assigns of the Tenant. Tenant acknowledges that New Plan Realty Trust may rely on this certificate in conjunction with its purchase and thereafter its ownership and operation of the Shopping Center.

 Dated as of the _____ day of ________________________, 1997.

                              _______________________________
                              (Tenant)

                              By:_____________________________

                              ESTOPPEL CERTIFICATE
                              --------------------

                                   EXHIBIT A


 (a) Date of Lease:_______________________________________

 (b) Date of Amendments or Modifications:_______________________________

 (c) Current Term of Lease:

     Commencement Date:________________________________

     Expiration Date:_______________________________

 (d) Remaining Renewal Options:_______________________________

 (e) Annual Base Rent:  $______________________annually

 (f) Operating Expense Reimbursement:  $______________________annually

 (g) Tax Reimbursement:  $______________________annually

 (h) Security Deposit:  $______________________________

 (i) Base Rent Paid Through:_______________________________



 NOTE:  INDICATE IF AN ITEM IS NOT APPLICABLE (N/A)

                                   EXHIBIT Q
                                   ---------

                               NOTICE TO TENANTS
                               -----------------

TO:  All Tenants of Regency Park Shopping Center, Jacksonville, Florida

     Please be advised that Regency Park Shopping Center has, on the date hereof, been sold by the undersigned Seller, Regency Park Associates, an Illinois general partnership, to New Plan Realty Trust, a Massachusetts business trust, with principal offices in New York, New York.

     Please be further advised that any security deposits presently held by the undersigned Seller have been delivered to and accepted by New Plan Realty Trust.

     All payments, including payments for ________________, 1997 rent and payments for any statements on hand, should continue to be directed to and paid at, as applicable, the existing rental office on-site at Regency Park Shopping Center. Also, all such payments should be made payable to "_____________________".

     If you have any questions, please contact _______________________________

___________________________________.

Dated:  ____________________, 1997


SELLER: REGENCY PARK ASSOCIATES, an Illinois general partnership

                        By: First Capital Income Properties, Ltd. - Series X, a Florida limited partnership, a general partner

                             By:  First Capital Financial Corporation, a
                                  Florida corporation, a general partner


                                  By:
                                     -----------------------------------
                                  Name:
                                     -----------------------------------
                                  Its:
                                     -----------------------------------



MANAGER:                THE RUBEN ORGANIZATION


                        By:
                           -----------------------------------
                        Name:
                           -----------------------------------
                        Its:
                           -----------------------------------

                                   EXHIBIT R
                                   ---------

                REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES
                -----------------------------------------------

     KNOW ALL MEN BY THESE PRESENTS THAT: REGENCY PARK ASSOCIATES, an Illinois general partnership, having an office at c/o Equity Properties and Development Limited Partnership, Suite 1000, Two North Riverside Plaza, Chicago, Illinois 60606 ("Seller") for the consideration of Ten Dollars ($10.00) and other valuable considerations, received to its full satisfaction from NEW PLAN REALTY TRUST, a Massachusetts business trust ("Purchaser"), does hereby reaffirm and ratify, and remake as of the date hereof to "Seller's knowledge" (as defined in Section 9.A. of that certain Agreement of Sale ("Agreement") by and between Seller and Purchaser, dated April __, 1997) (but only to the extent such representation and warranties are limited to the knowledge of Seller in the Agreement) and in favor of Purchaser, each and every warranty and representation made by Seller in the Agreement, other than those contained in Section 9.B.(v); and such warranties and representations shall survive the closing of the transaction in the manner and for the time periods contemplated by the Agreement, as further limited by Sections 9.E. and 12 of the Agreement, and shall not be deemed to merge upon the delivery and acceptance of Seller's deed or any other conveyance document.

     IN WITNESS WHEREOF Seller has executed this instrument as of this __ day of ______________, 1997.


WITNESSES:         REGENCY PARK ASSOCIATES, an Illinois general partnership

---------------    By:  First Capital Income Properties, Ltd. -
                        Series X, a Florida limited partnership,
---------------         a general partner
Print Name
                   By:  First Capital Financial Corporation, a
                        Florida corporation, a general partner

---------------
                        By:
                           -------------------------------
                        Name:
---------------              -----------------------------
Print Name              Its:
                            ------------------------------

                                   EXHIBIT S
                                   ---------

                           SECURITY DEPOSIT LISTING
                           ------------------------


===========================================================
       MERCHANT NAME          UNIT REF NO.  DEPOSIT BALANCE
-----------------------------------------------------------

China Buffet                  75170 - 1112       $ 8,325.35
-----------------------------------------------------------
Jenny Craig                   75170 - 1326         2,143.39
-----------------------------------------------------------
Ladies Suits, Etc.            75170 - 1310         2,744.57
-----------------------------------------------------------
Nations Credit                75170 - 1318         1,077.08
-----------------------------------------------------------
Princess Nails                75170 - 1104        13,449.59
-----------------------------------------------------------
Repp Ltd. Big & Tall #1303    75170 - 1330         2,988.33
-----------------------------------------------------------
TCBY Yogurt                   71570 - 1006         1,770.69
-----------------------------------------------------------
            TOTAL DEPOSITS ON HAND               $32,499.00
===========================================================

                                   EXHIBIT T

                                REA CERTIFICATE


 New Plan Realty Trust                      Regency Park Associates
 1120 Avenue of the Americas                Two North Riverside Plaza
 12th Floor                                 Suite 1000
 New York, NY  10036                        Chicago, IL  60606

    Re: Amendment and Establishment of Easements with Covenants and Restrictions Affecting Land between Regency Park Associates ("Developer"), Publix Super Markets, Inc. ("Publix"), Save and Pack, Inc. ("SAP") and Southtrust Bank of Jacksonville, N.A. ("Southtrust") dated June 12, 1985, as amended (the "REA Agreement") with respect to the premises commonly known as Regency Park Shopping Center, Jacksonville, Florida

 Gentlemen:

     The undersigned is a party under the REA Agreement above described. The undersigned hereby certifies, represents and warrants to you as of the date hereof as follows:

1. Attached hereto as EXHIBIT A is a true, complete and accurate copy of the REA Agreement, and the REA Agreement has not been modified, supplemented or superseded in any manner other than by the documents, if any, which are attached hereto. There are no other agreements or understanding with the undersigned with respect to such REA transaction or the property subject to such transaction [other than that certain Ground Lease by and between Publix and Seveloper dated January 15, 1985, as amended -- for SAP and Publix].

2. The REA Agreement is in full force and effect and is legal, valid, binding and enforceable.

3. To the best of the undersigned's knowledge, there is no default under the REA Agreement in the payment of any monies thereunder or in the observance or performance of any other agreement, covenant, obligation, term or condition to be observed or performed by the undersigned or any other party to the REA Agreement, and the undersigned has no knowledge of any state of facts or events which, with the passage of time or the giving of notice or both, would constitute a default by the undersigned or any such other party.

4. To the best of the undersigned's knowledge, the undersigned has no offset, charge, lien, claim, termination right or defense which currently exists (or with the passage of time or the giving of notice or both will exist) under the REA Agreement.

5. There are no monies under the REA Agreement currently owing from the undersigned to any other party or any other entity under the REA Agreement or currently owing from any such other party or any such other entity to the undersigned, [other than pursuant to that certain Ground Lease by and between Publix and Developer dated January 15, 1985, as amended -- for SAP and Publix].

6. All the construction and other improvement obligations under the REA Agreement have been performed; and all conditions to the obligation of the undersigned to observe and perform its agreements and obligations have been satisfied.

7. The acquisition of the above-described shopping center does not violate or constitute a default under the REA Agreement. Without limiting the foregoing, the undersigned hereby consents thereto.

8. The undersigned and the person executing this Certificate on behalf of the undersigned have the power and authority to render this Certificate.

     The certifications, representations and warranties herein made shall be binding upon the undersigned, its heirs, legal representatives, successors and assigns, and shall inure to your benefit and the benefit of your successors and assigns. The undersigned acknowledges and agrees that New Plan Realty Trust and Regency Park Associates may rely on this Certificate in conjunction with its purchase and thereafter its ownership and operation of the above-description shopping center.


Dated:  ____________________, 1997



                                   -------------------------------------

                                   By:
                                      ----------------------------------

                                   Its:
                                       ---------------------------------

                                      T-2